Exhibit 10.3

LOAN AND SECURITY AGREEMENT
dated as of September 11, 2024,
among
OWLET BABY CARE, INC.,
a Delaware corporation,
as “Borrower”,
OWLET, INC.,
a Delaware corporation,
as “Guarantor”,
WTI FUND X, INC.,
a Maryland corporation,
and
WTI FUND XI, INC.,
a Maryland corporation,
each, as “Lender”

LOAN AND SECURITY AGREEMENT
Borrower, Guarantor and each of WTI Fund X, Inc. (“Fund 10”) and WTI Fund XI, Inc. (“Fund 11”) have entered or anticipate entering into one or more transactions pursuant to which each Lender severally and not jointly agrees to make available to Borrower a loan facility governed by the terms and conditions set forth in this document and one or more Supplements executed by Borrower, Guarantor and Lender which incorporate this document by reference. Each Supplement constitutes a supplement to and forms part of this document, and will be read and construed as one with this document, so that this document and the Supplement constitute a single agreement between the parties.
Accordingly, the parties agree as follows:
ARTICLE 1 - INTERPRETATION
1.1    Definitions. The terms defined in Article 10 hereof and in the Supplement will have the meanings therein specified for purposes of this Agreement.
1.2    Inconsistency. In the event of any inconsistency between the provisions of any Supplement and this document, the provisions of the Supplement will be controlling for the purpose of all relevant transactions.
1.3    Several Obligations of Lender. The parties are entering into this single Agreement for convenience, and this Agreement is and shall be interpreted for all purposes as separate and distinct agreements between Borrower, Guarantor and Fund 10, on the one hand, and Borrower, Guarantor and Fund 11, on the other hand, and nothing in this Agreement shall be deemed a joint venture, partnership or other association between Fund 10 and Fund 11. Each reference in this Agreement to “Lender” shall mean and refer to each of Fund 10 and Fund 11, singly and independent of one another. Without limiting the generality of the foregoing, the Commitment, covenants and other obligations of “Lender” under this Agreement are several and not joint obligations of Fund 10 and Fund 11, and all rights and remedies of “Lender” under this Agreement may be exercised by Fund 10 and/or Fund 11 independently of one another.
ARTICLE 2 - THE COMMITMENT AND LOANS
2.1    The Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to make term loans to Borrower from time to time from the Closing Date and to, and including, the applicable Termination Date in an aggregate principal amount not exceeding the Commitment. The
Commitment is not a revolving credit commitment, and Borrower does not have the right to re-borrow hereunder. Subject to the provisions of the Supplement, Borrower has the right to prepay the Loans as expressly set forth therein. Each Loan requested by Borrower to be made on a single Business Day shall be for a minimum principal amount set forth in the Supplement, except to the extent the remaining Commitment is a lesser amount.
2.2    Notes Evidencing Loans; Repayment. Each Loan shall be evidenced by a separate Note executed by Borrower payable to the order of Lender, in the total principal amount of such Loan. Principal and interest of each Loan shall be payable at the times and in the manner set forth in the Note and regularly scheduled payments thereof shall be effectuated by automatic debit of the appropriate funds from the Primary Operating Account of Borrower set forth in the Supplement hereto. Repayment of the Loans and payment of all other amounts owed to Lender will be paid by Borrower in the currency in which the same has been provided (i.e., United States Dollars).
2.3    Procedures for Borrowing.
(a)    At least ten (10) days prior to a proposed Borrowing Date (or such lesser period of time as may be agreed upon by Lender in its sole discretion), Lender shall have received from Borrower a written request for a borrowing hereunder (a “Borrowing Request”). Each Borrowing Request shall be in substantially the form of Exhibit “B” to the Supplement, shall be executed by a responsible executive or financial officer of Borrower, and shall state how much is requested, and shall be accompanied by such other information and documentation as Lender may reasonably request, including the executed Note(s) for the Loan(s) covered by the Borrowing Request.

(b)    No later than 3:00 p.m. Pacific Time on the Borrowing Date, if Borrower has satisfied the conditions precedent in Article 4 by 9:00 a.m. Pacific Time on such Borrowing Date, Lender shall make the Loan available to Borrower in immediately available funds to the Primary Operating Account.
2.4    Interest. Except as otherwise specified in the applicable Note and/or Supplement, Basic Interest on the outstanding principal balance of each Loan shall accrue daily at the Designated Rate from the Borrowing Date and PIK Interest on the outstanding principal balance of each Loan shall accrue daily at the PIK Interest Rate from the Borrowing Date, compounded monthly. If the outstanding principal balance of such Loan is not paid at maturity, interest shall accrue at the Default Rate until paid in full, as further set forth in Section 2.7 hereof.
2.5    Reserved.
2.6    Interest Rate Calculation. Basic Interest and PIK Interest, along with charges and fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay Lender interest, charges or fees at a rate in excess of the highest rate permitted by Applicable Law from time to time in effect.
2.7    Default Interest. Any unpaid payments in respect of the Obligations shall bear interest from their respective maturities, whether scheduled or accelerated, at the Default Rate, compounded monthly. Borrower shall pay such interest on demand.
2.8    Late Charges. If Borrower is late in making any payment in respect of the Obligations by more than five (5) Business Days, then Borrower agrees to pay a one-time late charge of five percent (5%) of such late payment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Agreement and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Agreement or any of the other Loan Documents or from exercising any other rights and remedies of Lender.
2.9    Lender’s Records. Principal, Basic Interest, PIK Interest and all other sums owed under any Loan Document shall be evidenced by entries in records maintained by Lender for such purpose. Each payment on and any other credits with respect to principal, Basic Interest, PIK Interest and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Lender’s records shall be prima facie evidence thereof and Lender shall provide such records to Borrower promptly following Borrower’s request.
2.10    Grants of Security Interests; Filing of Financing Statements.
(a)    To secure the timely payment and performance of all of the Obligations, each of Borrower and Guarantor hereby grants to Lender continuing security interests in all of the Collateral. In connection with the foregoing, each of Borrower and Guarantor authorizes Lender to prepare and file any financing statements in the United States describing the Collateral without otherwise obtaining Borrower’s or Guarantor’s signature or consent with respect to the filing of such financing statements.
(b)    In furtherance of the grants of the security interests in the Collateral pursuant to Section 2.10(a) above, each of Borrower and Guarantor hereby pledges, assigns and grants to Lender a security interest in all the Shares held by such party (if any), together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Closing Date or at any time thereafter following Lender’s request, the certificate or certificates for the Shares will be delivered to Lender, accompanied by an instrument of assignment duly executed in blank by Borrower or Guarantor, as applicable, unless such Shares have not been certificated. To the extent required by the terms and conditions governing the Shares, each of Borrower and Guarantor, as applicable, shall cause the books of each Person whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, Lender may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Lender and cause new certificates representing such securities to be issued in the name of Lender or its transferee(s). Each of Borrower and Guarantor, as applicable, will execute and deliver such documents, and take or cause to be taken such actions, as Lender may reasonably request to perfect or continue the perfection of Lender’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, each of Borrower and Guarantor, as applicable, shall be entitled to exercise and all rights in respect of the Shares, including any voting rights, and receive all dividends and other distributions with respect to the Shares that are permitted hereunder and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.
(c)    Each of Borrower and Guarantor, as applicable, is and shall remain absolutely and unconditionally liable for the performance of the Obligations, including, without limitation, any deficiency by reason of the failure of the Collateral to satisfy all amounts due to Lender under any of the Loan Documents.
(d)    All Collateral in which Lender has been granted security interests pursuant to the Security Documents shall secure the timely payment and performance of all Obligations. Except as expressly provided in this Agreement, no Collateral in which Lender has been granted such security interests shall be released by Lender until such time as all Obligations have been satisfied and paid in full (other than inchoate indemnity obligations and the Put Payment).
ARTICLE 3 - REPRESENTATIONS AND WARRANTIES
Borrower and Guarantor each represent and warrant, jointly and severally, that, except as set forth in this Agreement, in the Supplement or the Schedule of Exceptions hereto, if any, as of the Closing Date and each Borrowing Date:
3.1    Due Organization. Each of Borrower and Guarantor (each a “Loan Party” and collectively, the “Loan Parties”) is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be in good standing or so qualified would not reasonably be expected to have a Material Adverse Effect.
3.2    Authorization, Validity and Enforceability. The execution, delivery and performance of all Loan Documents executed by each Loan Party are within such Loan Party’s corporate powers, have been duly authorized, and are not in conflict with such Loan Party’s Certificate of Incorporation or Bylaws, or the terms of any charter or other organizational document of such Loan Party, as amended from time to time; and all such Loan Documents constitute valid and binding obligations of such Loan Party, enforceable in accordance with their terms (except (i) as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) subject to general principles of equity).
3.3    Compliance with Applicable Laws. Each Loan Party has materially complied with all licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, and to any sales, leases or the furnishing of services by such Loan Party, including without limitation those requiring consumer or other disclosures, the noncompliance with which would have a Material Adverse Effect.
3.4    No Conflict. The execution, delivery, and performance by each Loan Party of all Loan Documents to which it is a party are not in material conflict with any law, rule, regulation, order or directive, or any indenture, agreement, or undertaking to which each of them is a party or by which each of them may be bound or affected, except where such conflict would not reasonably be expected to have a Material Adverse Effect.
3.5    No Litigation, Claims or Proceedings. There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of each Loan Party, threatened in writing against or affecting such Loan Party, its property or the conduct of its business, which would reasonably be expected to have a Material Adverse Effect.
3.6    Correctness of Financial Statements. The Consolidated balance sheet of the Loan Parties (including the accounts of all Subsidiaries of the Loan Parties for the respective periods during which a Subsidiary relationship existed) as of the latest date of such Consolidated and consolidating balance sheets which have been delivered to Lender and the related statements of income, changes in stockholder’s equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP (except that interim financial statements may not include footnotes and employee stock option accounting otherwise required by GAAP and shall be subject to year-end adjustments), and present fairly and accurately the financial positions of the Loan Parties and such Persons at such dates and the results of the Loan Parties’ operations for such periods in all material respects. Since the latest date of such financial statements, there has been no Material Adverse Change with respect to any Loan Party or such other Persons as shown on the Consolidated balance sheet as of such date.
3.7    No Subsidiaries. Borrower is not a majority owner of or in a control relationship with any other business entity, except for Guarantor. Guarantor is not a majority owner of or in a control relationship with any other business entity, except for Borrower.
3.8    Environmental Matters. To its knowledge, each Loan Party is in compliance with Environmental Laws, except to the extent a failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect.
3.9    No Event of Default. No Default or Event of Default has occurred and is continuing.
3.10    Full Disclosure. None of the representations or warranties made by any Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Loan Party in connection with the Loan Documents (including disclosure materials delivered by or on behalf of any Loan Party to Lender prior to the Closing Date or pursuant to Section 5.2 hereof), contains any untrue statement of a material fact, or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered (it being recognized by Lender that the projections and forecasts provided by the Loan Parties in good faith and based upon assumptions that are reasonable under the current and reasonably foreseeable circumstances are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).
3.11    Specific Representations Regarding Collateral.
(a)    Title. Except for the security interests created by this Agreement or other applicable Security Documents to which it is a party and Permitted Liens, (i) each Loan Party is and will be the unconditional legal and beneficial owner of its Collateral, and (ii) the Collateral is genuine and subject to no Liens, rights or defenses of others (other than Permitted Liens). There exist no prior assignments or encumbrances of record with the U.S. Patent and Trademark Office or the U.S. Copyright Office affecting any Collateral in favor of any third party, other than Permitted Liens.
(b)    Rights to Payment. The names of the obligors, amount owing to each Loan Party, due dates and all other information with respect to the Rights to Payment are and will be correctly stated in all material respects in all Records relating to the Rights to Payment. Each Loan Party further represents and warrants, to its knowledge, that each Person appearing to be obligated on a Right to Payment has authority and capacity to contract and is bound as it appears to be.
(c)    Location of Collateral. Each Loan Party’s chief executive office, Inventory, Records, Equipment (other than mobile Equipment in the possession of such Loan Party’s employees), and any other offices or places of business are located at the address(es) shown on the Supplement; provided, however, that any notice of a change of location provided pursuant to Section 5.1(d) shall be deemed to amend the Supplement automatically on the tenth (10th) day after the day such notice is received. Each Loan Party also shall be entitled to change the location of the Collateral in the event that: (i) such Loan Party has obtained Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed and which consent shall only be required with respect to Collateral having a value in excess of the Threshold Amount; or (ii) such relocation does not adversely affect the perfection or priority of the security interest in the Collateral or material portion thereof (not including moveable items of Equipment in the possession of each Loan Party’s employees, such as laptops, monitors, printers and cell phones, or in transit to such locations, as updated by such Loan Party from time to time in accordance with Section 5.9(c)).
(d)    Business Names. Other than using its full corporate name, no Loan Party has conducted business using any trade names or fictitious business names except as shown on the Supplement.
3.12    Copyrights, Patents, Trademarks and Licenses.
(a)    To each Loan Party’s knowledge, each Loan Party owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other similar rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person.
(b)    To each Loan Party’s knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon any rights held by any other Person.
(c)    To each Loan Party’s knowledge, no claim or litigation regarding any of the foregoing is pending or, to each Loan Party’s knowledge, threatened in writing, and to each Loan Party’s knowledge, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed which, in either case, would reasonably be expected to have a Material Adverse Effect.
3.13    Regulatory Compliance. Each Loan Party has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, if applicable. No event has occurred resulting from a Loan Party’s failure to comply with ERISA that is reasonably likely to result in such Loan Party’s incurring any liability that could have a Material Adverse Effect. No Loan Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Each Loan Party has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act.
3.14    Shares. Each Loan Party (as applicable) has full power and authority to create a first priority Lien (subject to Permitted Liens) on the Shares and no disability or contractual obligation exists that would prohibit each Loan Party from pledging the Shares pursuant to this Agreement, other than such consents which have been obtained prior to the date hereof. To each Loan Party’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To each Loan Party’s knowledge, the Shares are not the subject of any present or threatened (in writing) suit, action, arbitration, administrative or other proceeding, and each Loan Party knows of no reasonable grounds for the institution of any such proceedings.
3.15    Compliance with Anti-Corruption Laws. No Loan Party has taken any action that to its knowledge would cause a violation of any applicable anti-corruption law, including but not limited to, the Foreign Corrupt Practices Act, the United Kingdom Bribery Act, and all other applicable anti-corruption laws. Each Loan Party, its employees, agents and representatives have not, directly or indirectly, offered, paid, given, promised or authorized the payment of any money, gift or anything of value to any person acting in an official capacity for any government department, agency or instrumentality, including state-owned or controlled companies or entities, and public international organizations, as well as a political party or official thereof or candidate for political office in breach of any Applicable Law. None of Loan Parties’ principals or staff are officers, employees or representatives of governments, government agencies, or government-owned or controlled enterprises.
3.16    Survival. The representations and warranties of the Loan Parties as set forth in this Agreement survive the execution and delivery of this Agreement.
ARTICLE 4 - CONDITIONS PRECEDENT
4.1    Conditions to First Loan. The obligation of Lender to make its first Loan hereunder is, in addition to the conditions precedent specified in Section 4.2 and in any Supplement, subject to the fulfillment of the following conditions and to the receipt by Lender of the documents described below, duly executed and in form and substance reasonably satisfactory to Lender and its counsel:
(a)    Resolutions. A certified copy of the resolutions of the Board of Directors of each Loan Party authorizing the execution, delivery and performance by such Loan Party of the Loan Documents to which it is a party.
(b)    Incumbency and Signatures. A certificate of the secretary (or other senior officer) of each Loan Party, in each case, certifying the names of the officer or officers of such Loan Party authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.
(c)    Legal Opinion. A “due authorization” opinion of legal counsel for the Loan Parties, in form and substance reasonably satisfactory to Lender.
(d)    Charter Documents. Copies of the Certificate of Incorporation and Bylaws of each Loan Party, certified by an officer of such Loan Party as being true, correct and complete as of the Closing Date.
(e)    This Agreement. Counterparts of this Agreement and the initial Supplement, with all schedules completed and attached thereto, and disclosing such information as is reasonably acceptable to Lender.
(f)    Security Documents. UCC financing statements, collateral assignments, account control agreements with respect to Deposit Accounts and securities accounts (in each case, other than any Excluded Accounts) and any other Security Documents, as Lender shall reasonably request, but subject to any limitations set forth herein.
(g)    Intellectual Property Security Agreement. An Intellectual Property Security Agreement executed by the applicable Loan Party, in form and substance reasonable satisfactory to Lender.
(h)    Lien Searches. UCC lien, judgment, bankruptcy and tax lien searches of the Loan Parties from such jurisdictions or offices as Lender may reasonably request, all as of a date reasonably satisfactory to Lender and its counsel.
(i)    Good Standing Certificate. A certificate of status or good standing of each Loan Party as of a date acceptable to Lender from the jurisdiction of such Loan Party’s incorporation and any foreign jurisdictions where such Loan Party is qualified to do business and the failure to be so qualified could reasonably be expected to have a Material Adverse Change.
(j)    Stock Issuance Agreement. The Stock Issuance Agreement.
(k) Delivery of Stock Certificate. A stock power executed by Guarantor, together with the stock certificate representing the Shares.
(l)    Guaranty. A Continuing Guaranty Agreement executed by Guarantor, in form and substance reasonable satisfactory to Lender (the “Guaranty”).
(m)    Insurance Certificates. Insurance certificates showing Lender as loss payee or additional insured on each Loan Party’s business personal property insurance policy and commercial general liability policy.
(n)    Intercreditor Agreement. The Intercreditor Agreement.
(o)    Other Documents. Such other documents and instruments as Lender may reasonably request to effectuate the intents and purposes of this Agreement.

4.2    Conditions to All Loans. The obligation of Lender to make its initial Loan and each subsequent Loan is subject to the following further conditions precedent that:
(a)    No Default. No Default or Event of Default has occurred and is continuing or will result from the making of any such Loan, and the representations and warranties of each Loan Party contained in Article 3 of this Agreement and Part 3 of the Supplement are true and correct in all material respects as of the Borrowing Date of such Loan.
(b)    No Material Adverse Change. No event has occurred that has had or could reasonably be expected to have a Material Adverse Change.
(c)    Borrowing Request. Borrower shall have delivered to Lender a Borrowing Request for such Loan.
(d)    Note. Borrower shall have delivered an executed Note evidencing such Loan, substantially in the form attached to the Supplement as an exhibit.
(e)    Supplemental Lien Filings. Each Loan Party shall have executed and delivered such amendments or supplements to this Agreement and additional Security Documents, including, without limitation, account control agreements for any Deposit Accounts and investment accounts currently maintained by each Loan Party (other than any Excluded Accounts), and third party waivers as Lender may reasonably request in connection with the proposed Loan, in order to create, protect or perfect or to maintain the perfection of Lender’s Liens on the Collateral, but subject to any limitations set forth herein.
(f)    VCOC Limitation. Lender shall not be obligated to make any Loan under its Commitment if at the time of or after giving effect to the proposed Loan Lender would no longer qualify as: (i) a “venture capital operating company” under U.S. Department of Labor Regulations Section 2510.3-101(d), Title 29 of the Code of Federal Regulations, as amended; and (ii) a “business development company” under the provisions of federal Investment Company Act of 1940, as amended; and (iii) a “regulated investment company” under the provisions of the Internal Revenue Code of 1986, as amended.
(g)    Financial Projections. The Loan Parties shall have delivered to Lender their business plan and/or financial projections or forecasts as most recently approved by each Loan Party’s Board of Directors to the extent the foregoing has not been previously provided to Lender.
ARTICLE 5 - AFFIRMATIVE COVENANTS
During the term of this Agreement and until payment in full of all Obligations (other than inchoate indemnity obligations and the Put Payment), each Loan Party will:
5.1    Notice to Lender. Promptly give written notice to Lender upon becoming aware of:
(a)    Any litigation or administrative or regulatory proceeding affecting any Loan Party where the amount claimed against any Loan Party is at the Threshold Amount or more, or where the granting of the relief requested would reasonably be expected to have a Material Adverse Effect, and such claim is not covered by insurance; or of the acquisition by a Loan Party of any commercial tort claim, including brief details of such claim and such other information as Lender may reasonably request to enable Lender to better perfect its Lien in such commercial tort claim as Collateral.
(b)    Any substantial dispute which may exist between any Loan Party and any governmental or regulatory authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
(c)    The occurrence of any Default or any Event of Default.
(d)    Reserved.
(e)    Any dispute or default by any Loan Party or any other party under any joint venture, partnering, distribution, cross-licensing, strategic alliance, collaborative research or manufacturing, license or similar agreement which could reasonably be expected to have a Material Adverse Effect.
(f)    Any other matter that has resulted or would reasonably be expected to result in a Material Adverse Change.
(g)    Any Subsidiary which a Loan Party intends to acquire or create.

(h)    Any Deposit Account or securities/investment account that a Loan Party establishes after the Closing Date, including a Deposit Account which constitutes an Excluded Account.
(i)    The occurrence of any event of default (howsoever defined) under the A/R Lender Loan Agreement if such event of default is not waived and is continuing after the applicable grace period.
5.2    Financial Statements. Deliver to Lender or cause to be delivered to Lender, in form and detail reasonably satisfactory to Lender, the following financial and other information, which each Loan Party warrants shall be accurate and complete in all material respects:
(a)    Monthly Financial Statements. As soon as available but no later than thirty (30) days after the end of each month, the Loan Parties’ Consolidated unaudited balance sheet as of the end of such period, and the Loan Parties’ Consolidated unaudited income statement and cash flow statement for such period and for that portion of the Loan Parties’ financial reporting year ending with such period, prepared in accordance with GAAP and attested by a responsible financial officer of the Loan Parties as being complete and correct in all material respects and fairly presenting the Loan Parties’ Consolidated financial condition and the results of the Loan Parties’ operations, subject to normal year-end adjustments; provided, that documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the applicable Loan Party posts such documents, or provides a link thereto, on such Loan Party’s website on the internet at such Loan Party’s website address.
(b)    Year-End Financial Statements. As soon as available but no later than one hundred eighty (180) days after the end of each financial reporting year, a complete copy of Loan Parties’ audit report, which shall include balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, on a Consolidated basis, prepared in accordance with GAAP, and to the extent permitted by Applicable Law, certified by an independent certified public accountant selected by the Borrower and reasonably satisfactory to Lender (the “Accountant”). The Accountant’s certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of any Loan Party’s records or otherwise. Notwithstanding the foregoing, if Guarantor’s Board of Directors does not require the Loan Parties’ financial statements to be audited for a particular reporting year, then the Loan Parties shall deliver to Lender unaudited financial statements for such year, including the items described in, and in the timeframe specified in, this Section 5.2(b); provided, that documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the applicable Loan Party posts such documents, or provides a link thereto, on such Loan Party’s website on the internet at such Loan Party’s website address.
(c)    Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the Loan Parties, substantially in the form of Exhibit “C” to the Supplement (a “Compliance Certificate”), stating, among other things, whether any Default or Event of Default exists on the date of such certificate, and if so, setting forth the details thereof and the action which each of the Loan Parties is taking or proposes to take with respect thereto. A Compliance Certificate also shall be delivered to Lender on the Closing Date.
(d)    Government Required Reports; Press Releases. Promptly after sending, issuing, making available, or filing, all material reports, proxy statements, and financial statements that any Loan Party sends or makes available to its stockholders, and, not later than five (5) Business Days after actual filing or the date such filing was first due, all registration statements and reports that any Loan Party files or is required to file with the Securities and Exchange Commission, or any other governmental or regulatory authority, all subject to Applicable Law.
(e)    Other Information. Such other statements, lists of property and accounts, operating budgets (as modified), sales projections, forecasts, reports, operating plans, financial exhibits, information relating to equity and Subordinated Debt financings consummated after the Closing Date (provided, that documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the applicable Loan Party posts such documents, or provides a link thereto, on such Loan Party’s website on the internet at such Loan Party’s website address), or other information as Lender may from time to time reasonably request. In addition, upon reasonable request of Lender, the applicable Loan Party agrees to provide Lender with copies of all material information furnished to the A/R Lender pursuant to the loan and security documents between such Loan Party(s) and the A/R Lender (as the same may be amended, restated, amended and restated, supplemented or modified from time to time, collectively, the “A/R Lender Loan Agreement”), which provide such Loan Party with formula-based working capital financing (the “A/R Line”), to the extent such information is not duplicative of information furnished to Lender under this Agreement and the other Loan Documents.
(f)    Board Reports. In addition to the information described elsewhere in Section 5.2, each Loan Party will promptly provide Lender with copies of all material notices, financial or otherwise, which such Loan Party provides to its Board of Directors (“Board Reports”); provided, however, such Board Reports may be redacted to the extent that such Loan Party’s Board of Directors determines such redaction is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, matters that present a direct conflict of interest to Lender (such as take-out financing proposals), executive session materials, information which constitutes attorney work product, disclosure prohibited by Applicable Law or binding agreement, or for other similar reasons.
5.3    Managerial Assistance from Lender. At no cost to the Loan Parties, permit Lender to substantially participate in, and substantially influence the conduct of management of Borrower through the exercise of “management rights,” as that term is defined in 29 C.F.R. § 2510.3-101(d), including without limitation the following rights:
(a)    Borrower agrees that (i) it will make its officers and directors available at such times as Lender may reasonably request for Lender to consult with and advise as to the conduct of each of their businesses, their equipment and financing plans, and their financial condition and prospects (but in no case more than once in any calendar year, without counting any inspection or visitation right exercised under Sections 5.6 or 5.9, or Article 7 or 8 hereof), (ii) Lender shall have the right to inspect Borrower’s books, records, facilities and properties at reasonable times during normal business hours on reasonable advance notice (but in no case more than once in any calendar year, without counting any inspection or visitation right exercised under Sections 5.6 or 5.9, or Articles 7 or 8 hereof), and (iii) Lender shall be entitled, subject to the provisions of Borrower’s Certificate of Incorporation and any agreement among Borrower and its stockholders, to recommend prospective candidates for election or nomination for election to Borrower’s Board of Directors, but Borrower shall not be bound by such recommendations, it being acknowledged by the parties that Lender shall be entitled through such rights, inter alia, to furnish “significant managerial assistance”, as defined in Section 2(a)(47) of the Investment Company Act of 1940, to Borrower.
(b)    Without limiting the generality of (a) above, if Lender reasonably believes that financial or other developments affecting Borrower have impaired or are likely to impair Borrower’s ability to perform its obligations under this Agreement or under any other Loan Document, permit Lender reasonable access to Borrower’s management and/or Board of Directors and opportunity to present Lender’s views with respect to such developments.
Lender shall cooperate with Borrower to ensure that the exercise of Lender’s rights shall not disrupt the business of Borrower. The rights enumerated above shall not be construed as giving Lender control over Borrower’s management or policies or require Borrower to follow any recommendation or advice offered by Lender pursuant to its rights in this Section 5.3.
The rights granted in this Section 5.3 shall terminate upon the earlier to occur of (a) Borrower becoming subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended, and (b) such time as Lender does not own any Note that was issued pursuant to this Agreement.
5.4    Existence. Maintain and preserve each Loan Party’s existence, necessary or desirable in the normal course of its business; and keep each Loan Party’s property in good working order and condition, ordinary wear and tear excepted.

5.5    Insurance. Obtain and keep in force insurance in such amounts and types as is usual in the type of business conducted by each Loan Party, with insurance carriers having a policyholder rating of not less than “A” and financial category rating of Class VII in “Best’s Insurance Guide,” unless otherwise approved by Lender. Such insurance policies must be in form and substance reasonably satisfactory to Lender and shall list Lender as an additional insured or loss payee, as applicable, on endorsement(s) in form reasonably acceptable to Lender. Each Loan Party shall furnish to Lender such endorsements, and upon Lender’s request, copies of any or all such policies.
5.6    Accounting Records. Maintain adequate books, accounts and records, and prepare all financial statements in accordance with GAAP and in compliance with the regulations of any governmental or regulatory authority having jurisdiction over any Loan Party or any such Loan Party’s business; and upon reasonable prior written notice, permit employees or agents of Lender at such reasonable times during normal business hours as Lender may request, at the Loan Parties’ expense, to inspect each Loan Party’s properties, and to examine, review and audit, and make copies and memoranda of each Loan Party’s books, accounts and records, subject to the nondisclosure requirements that any Loan party may request, and confidentiality provision set forth in Section 9.13 herein. Notwithstanding the foregoing, if no Event of Default has occurred and is continuing, Lender shall limit such inspections to no more than once every six months.
5.7    Compliance with Laws. Comply with all laws (including Environmental Laws), rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, any Loan Party or any such Loan Party’s business, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect, and with all material agreements to which each Loan Party is a party, except where the failure to so comply would not have a Material Adverse Effect.
5.8    Taxes and Other Liabilities. Pay all of each Loan Party’s Indebtedness when due; pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which such Loan Party shall maintain appropriate reserves; and timely file all required tax returns.
5.9    Special Collateral Covenants.
(a)    Maintenance of Collateral; Inspection. Do all things reasonably necessary to maintain, preserve, protect and keep all Collateral in good working order and salable condition, ordinary wear and tear and obsolescence excepted, deal with the Collateral in all ways as are considered standard practice by owners of like property, and use the Collateral lawfully and, to the extent applicable, only as permitted by each Loan Party’s insurance policies. Maintain, or cause to be maintained, complete and accurate, in all material respects, Records relating to the Collateral (but in no case more than once every six months). Upon reasonable prior notice at reasonable times during normal business hours, each Loan Party hereby authorizes Lender’s officers, employees, representatives and agents to inspect the Collateral and to discuss the Collateral and the Records relating thereto with such Loan Party’s officers and employees, and, in the case of any Right to Payment, after the occurrence of an Event of Default and while it is continuing, with any Person which is or may be obligated thereon, at Lender's expense and subject to the Confidentiality provision set forth in Section 9.13 herein.
(b)    Documents of Title. Not sign or authorize the signing of any financing statement or other document naming any Loan Party as debtor or obligor, or acquiesce or cooperate in the issuance of any bill of lading, warehouse receipt or other document or instrument of title with respect to any Collateral, except those negotiated to Lender, or those naming Lender as secured party or those related to Permitted Liens.
(c)    Change in Jurisdiction of Incorporation or Legal Name; Location of Collateral. Without prior written notice to Lender change its legal name or its jurisdiction of incorporation or legal structure. The Loan Parties acknowledge and agree that they will provide Lender with a list of each location where the aggregate value of the Collateral exceeds $100,000 following a request from Lender.
(d)    Reserved.
(e)    Agreement with Persons in Possession of Collateral. Obtain and maintain such acknowledgments, consents, waivers and agreements (each a “Waiver”) from the owner, operator, lienholder, mortgagee, landlord or any Person in possession of tangible Collateral in excess of $500,000 per location as Lender may require, all in form and substance satisfactory to Lender. Notwithstanding the foregoing, until Full Payment of the Working Capital Lenders Obligations (as such terms are defined in the Intercreditor Agreement), no such Waiver shall be required, unless the A/R Agent is a party thereto as “control agent” or similar first-lien party. The Loan Parties acknowledge and agree that all material Intellectual Property and Records that are maintained on items of Equipment located at an address with respect to which a Waiver has not been provided to Lender also shall be maintained or backed up in a manner sufficient to allow Lender to have access to such Intellectual Property and Records in accordance with the exercise of Lender’s rights hereunder.
(f)     Reserved.
5.10    Authorization for Automated Clearinghouse Funds Transfer. (i) Authorize Lender to initiate debit entries to the Primary Operating Account, specified in the Supplement hereto, through Automated Clearinghouse (“ACH”) transfers, in order to satisfy regularly scheduled payments of principal and interest; (ii) provide Lender at least five (5) days’ notice of any change in the Primary Operating Account; and (iii) grant Lender any additional authorizations necessary to begin ACH debits from a new account which becomes the Primary Operating Account.
5.11    Relationship among Loan Parties. Subject to Section 6.4, Borrower shall at all times remain a wholly-owned subsidiary of Guarantor.
5.12    Anti-Corruption Laws. Provide true, accurate and complete information in all material respects in all product orders, reimbursement requests and other communications relating to each Loan Party and its products.
ARTICLE 6 - NEGATIVE COVENANTS
During the term of this Agreement and until the payment in full of all Obligations (other than inchoate indemnity obligations and the Put Payment), each Loan Party will not:
6.1    Indebtedness. Be indebted for borrowed money, the deferred purchase price of property, leases which would be capitalized in accordance with GAAP or any other Indebtedness; or become liable as a surety, guarantor, accommodation party or otherwise for or upon the obligation of any other Person, except (each, a “Permitted Indebtedness”):
(a)    Indebtedness incurred for the acquisition of supplies or inventory on normal trade credit;
(b)    Indebtedness incurred pursuant to one or more transactions permitted under Section 6.4 or Section 6.6;
(c)    Indebtedness of Borrower under this Agreement and Indebtedness of Guarantor under the Guaranty;
(d)    Subordinated Debt;
(e)    intercompany Indebtedness between Borrower and Guarantor and any other Person controlled by Guarantor, so long as in accordance with Section 6.12(a) of this Agreement, such Person has been made a co-borrower hereunder or has executed and delivered to Lender an agreement, in form and substance reasonably satisfactory to Lender, containing a guaranty of the Obligations;
(f)    any Indebtedness as shown on Schedule 6.1;
(g)    Indebtedness of Guarantor to one or more of its stockholders, provided each stockholder’s right to payment of such Indebtedness, the priority of any Liens securing the same, and the rights of each holder thereof to enforce remedies against Guarantor (and Borrower) following default have been made subordinate to the Liens of Lender and to the prior payment of the Obligations, either (i) pursuant to a written subordination agreement approved by Lender in its reasonable discretion or (i) on terms otherwise approved by Lender in its reasonable discretion;
(h)    Indebtedness of Borrower and Guarantor to the A/R Agent and the A/R Lender incurred under the A/R Lender Loan Agreement, provided that (i) such Indebtedness shall not exceed in aggregate principal amount outstanding at any time $15,000,000 as of the Closing Date and $20,000,000 as of the date of the first anniversary of the A/R

Lender Loan Agreement and (ii) the Intercreditor Agreement remains in effect;
(i)    Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
(j)    Indebtedness secured by clauses (c) and (l) under the definition of “Permitted Liens”;
(k)    Indebtedness under Hedging Contracts permitted under this Agreement;
(l)    Indebtedness of a Loan Party owing to another Loan Party; provided that any such Indebtedness, to the extent the commitments or outstanding principal balance in respect thereof exceeds $200,000 individually or $500,000 in the aggregate as to all such Indebtedness, shall be evidenced by a promissory note pledged pursuant to this Agreement;
(m)    Indebtedness consisting of Benchmark Supplier Obligations, in an amount not to exceed the sum of (x) $4,299,483 in principal including $429,982 of current payments and $3,869,500 of prepayment and (y) up to $706,334 in interest, so long as no Event of Default has occurred and is continuing;
(n)    Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;
(o)    Indebtedness in respect of credit cards or purchase cards (p-cards) with financial institutions in the ordinary course of business in an aggregate amount not to exceed $300,000 (or $500,000 on the Closing Date through seven (7) Business Days thereafter) at any time outstanding;
(p)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; and
(q)    extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (p) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon a Loan Party.
For the avoidance of doubt, any other Indebtedness of each Loan Party, including capital equipment leases, MRR facilities or other forms of sales, receivables or inventory financing, and all other short-form or long-form debts, obligations and liabilities of such Loan Party to any Person, shall be permitted only upon Lender’s prior written approval and shall be fully subordinated in terms of both principal payments and security interest.
6.2    Liens. Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of the property of any Loan Party, except Permitted Liens. The Loan Parties and Lender agree that this covenant is not intended to constitute a lien, deed of trust, equitable mortgage, or security interest of any kind on any of each Loan Party’s real property, and this Agreement shall not be recorded or recordable. Notwithstanding the foregoing, however, violation of this covenant by any Loan Party shall constitute an Event of Default.
6.3    Dividends. Pay any dividends or purchase, redeem or otherwise acquire or make any other distribution with respect to any of each Loan Party’s capital stock, except (a) dividends or other distributions solely of capital stock of any Loan Party, (b) dividends by Borrower to Guarantor, and (c) so long as no Event of Default has occurred and is continuing, repurchases of stock from employees, directors and consultants of any Loan Party upon termination of employment under reverse vesting or similar repurchase plans or by cancellation of indebtedness not to exceed $500,000 in aggregate amount in any calendar year. For the avoidance of doubt, notwithstanding anything to the contrary contained herein, Guarantor may consummate equity financing transactions.
6.4    Fundamental Changes. (a)    Liquidate or dissolve; (b) enter into, or permit any of a Loan Party’s Subsidiaries to enter into, any Change of Control; or (c) acquire, or permit any of a Loan Party’s Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. Notwithstanding anything to the contrary in this Section 6.4, a Loan Party may enter into a transaction that will constitute a Change of Control so long as: (i) the Person that results from such Change of Control (the “Surviving Entity”) shall have executed and delivered to Lender an agreement in form and substance reasonably satisfactory to Lender, containing an assumption by the Surviving Entity of the due and punctual payment and performance of all

Obligations and performance and observance of each covenant and condition of such Loan Party in the Loan Documents; (ii) all such obligations of the Surviving Entity to Lender shall be guaranteed by any Person that directly or indirectly owns or controls 50% or more of the voting stock of the Surviving Entity; (iii) immediately after giving effect to such Change of Control, no Event of Default or, event which with the lapse of time or giving of notice or both, would result in an Event of Default shall have occurred and be continuing; and (iv) the credit risk to Lender, in its sole discretion, with respect to the Obligations and the Collateral shall not be increased. In determining whether the proposed Change of Control would result in an increased credit risk, Lender may consider, among other things, changes in the Loan Parties’ management team, employee base, access to equity markets, venture capital support, financial position and/or disposition of intellectual property rights which may reasonably be anticipated as a result of the Change of Control. In addition, (i) a Subsidiary may merge or consolidate into another Subsidiary and (ii) Borrower may consolidate or merge with any of Borrower’s Subsidiaries provided that Borrower is the continuing or surviving Person. For the avoidance of doubt, notwithstanding anything to the contrary contained herein, Guarantor may consummate equity financing transactions.
6.5    Sales of Assets. Sell, transfer, lease, license, or otherwise dispose of (a “Transfer”) any of the assets of the Loan Parties (including, without limitation, shares of stock and indebtedness of any Subsidiary), except for the following permitted transfers: (i) non-exclusive licenses of Intellectual Property in the ordinary course of such Loan Party’s business, provided that such licenses of Intellectual Property do not result in a legal transfer of title of the licensed Intellectual Property; (ii) limited exclusive licenses of Intellectual Property as to territory only as to discreet geographical areas outside of the United States; (ii) Transfers of worn-out, obsolete or surplus property (each as determined by each Loan Party in its reasonable judgment); (iii) Transfers of Inventory in the ordinary course of its business; (iv) Transfers constituting Permitted Liens; (v) Transfers permitted in Section 6.6 hereunder (other than Intellectual Property) or Permitted Liens; (vi) Transfers of Collateral (other than Intellectual Property) for fair consideration and in the ordinary course of its business; (vii) Transfers relating to a transaction permitted under Section 6.4 above and (viii) consisting of Guarantor’s or its Subsidiaries’ use or transfer of money or cash equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents. For the avoidance of doubt, notwithstanding anything to the contrary contained herein, Guarantor may consummate equity financing transactions.
6.6    Loans/Investments. Make or suffer to exist any loans, advances, or investments, except:
(a)    accounts receivable in the ordinary course of each Loan Party’s business;
(b)    investments in domestic certificates of deposit issued by, and other domestic investments with, reputable financial institutions;
(c)    investments in marketable obligations of the United States of America and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof;
(d)    temporary advances to cover incidental expenses to be incurred in the ordinary course of business;
(e)    investments in joint ventures, strategic alliances, licensing and similar arrangements customary in the Loan Parties industry and which do not require any Loan Party to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or, without the prior written consent of Lender, require any Loan Party to transfer ownership of non-cash assets to such joint venture or other entity;
(f)    investments of cash in one or more wholly-owned Subsidiaries of any Loan Party, so long as in accordance with Section 6.12(a) of this Agreement, each such Person has been made a co-borrower hereunder or has executed and delivered to Lender an agreement, in form and substance reasonably satisfactory to Lender, containing a guaranty of the Obligations;
(g)    loans consisting of (i) commercial trade credit in connection with Inventory sales and providing services in the ordinary course of business, (ii) employee relocation loans and other employee loans in the ordinary course of business and (iii) loans to employees, officers, consultants or directors relating to the purchase of equity securities of Guarantor pursuant to employee stock purchase plans or agreements approved by Guarantor’s Board of Directors;
(h)    investments consisting of short term, immaterial loans in the ordinary course of business of the Loan Parties;
(i)    investments not to exceed $1,000,000 in the aggregate in any fiscal year, which, to the extent unutilized, may be carried forward to the immediately succeeding fiscal year up to 50% of such unutilized amount;
(j)    investments by any Loan Party in Subsidiaries for the ordinary and necessary current operating expenses of such Subsidiaries in an amount not to exceed $200,000 in the aggregate in any fiscal year;
(k)    investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(l)    investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not affiliates, in the ordinary course of business; provided that this paragraph (l) shall not apply to investments of any Loan Party in any Subsidiary;
(m)    investments accepted in connection with Section 6.5; and
(n) to the extent such constitutes an investment, any equity financing transactions by any Loan Party.
6.7    Transactions with Related Persons. Directly or indirectly enter into any transaction with a Related Person other than (a) such transactions on terms no more favorable to the Related Person than would have been obtainable in an “arms’ length” dealing, (b) reasonable and customary compensation arrangements approved by the board or a duly authorized committee thereof of the applicable Loan Party, (c) transactions of the type described in and permitted by Section 6.6, and (d) any equity financing transaction of any Loan Party.
6.8    Other Business. Engage in any material line of business other than the business each
Loan Party conducts as of the Closing Date, or any business related or incidental thereto.
6.9    Financing Statements and Other Actions. Fail to execute and deliver to Lender all financing statements, account control agreements, notices and other documents (including, without limitation, any filings with the United States Patent and Trademark Office and the United States Copyright Office) from time to time reasonably requested by Lender (to the extent Lender is entitled to so request) to maintain a perfected first priority security interest in the Collateral in favor of Lender, subject to Permitted Liens; perform such other acts, and execute and deliver to Lender such additional conveyances, assignments, agreements and instruments, as Lender may at any time request in connection with the administration and enforcement of this Agreement or Lender’s rights, powers and remedies hereunder.
6.10    Compliance. Become an “investment company” or controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Loan for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation would reasonably be expected to have a Material Adverse Effect or permit any of its subsidiaries to do any of the foregoing.
6.11    Other Deposit and Securities Accounts. Maintain any Deposit Accounts or accounts holding securities owned by each Loan Party, except (i) Deposit Accounts and investment/securities accounts maintained by each Loan Party as of the Closing Date and set forth in the Supplement, and (ii) other Deposit Accounts and investment/securities accounts established and maintained by each Loan Party after the Closing Date, in each case, with respect to which each Loan Party and Lender shall have taken such action as Lender reasonably deems necessary to obtain a perfected, first priority security interest therein, subject to Permitted Liens (or, with respect to any such accounts existing as of the Closing Date, within five (5) Business Days after the Closing Date). The provisions of the previous sentence shall not apply to any Excluded Accounts. Notwithstanding the foregoing, until Full Payment of the Working Capital Lenders Obligations (as such terms are defined in the Intercreditor Agreement), no control agreement shall be required with respect to any Deposit Account or investment/securities account, unless the A/R Agent is a party thereto as “control agent” or similar first-lien party.
6.12    Subsidiaries.
(a)    Acquire or create any Subsidiary, unless such Subsidiary becomes, at Lender’s option, either a co-borrower hereunder or executes and delivers to Lender one or more agreements, in form and substance reasonably satisfactory to Lender, containing a guaranty of the Obligations that is secured by first priority Liens on such Subsidiary’s assets (subject to Permitted Liens). For clarity, the parties acknowledge and agree that Lender shall have the exclusive right to determine whether any such Subsidiary will be made a co-borrower hereunder or a guarantor of the Obligations. Prior to the acquisition or creation of any such Subsidiary, the applicable Loan Party shall notify Lender thereof in writing, which notice shall contain the jurisdiction of such Subsidiary’s formation and include a description of such Subsidiary’s fully diluted capitalization and such Loan Party’s purpose for its acquisition or creation of such Subsidiary. Notwithstanding the foregoing, Lender shall not require the joinder of a foreign Subsidiary that is not material to the business of Loan Parties, taken as a whole, if such joinder would result in a material adverse tax consequence or other material expense to Loan Parties.
(b)    Sell, transfer, encumber or otherwise dispose of any Loan Party’s ownership interest in any Subsidiary other than Permitted Liens.
(c)    Cause or permit a Subsidiary to do any of the following: (i) grant Liens on such Subsidiary’s assets, except for Liens that would constitute Permitted Liens if incurred by a Loan Party and Liens on any property held or acquired by such Subsidiary in the ordinary course of its business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property; and (ii) issue any additional Shares.
6.13    Leases. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any personal property (the “Personal Property Leases”), except for Personal Property Leases entered into in the ordinary course of business that do not in the aggregate require the Loan Parties to make payments (including taxes, insurance, maintenance and similar expenses which a Loan Party is required to pay under the terms of any such lease) in any calendar year in excess of $100,000 in aggregate amount.
6.14    Prepayment of Indebtedness; Repayment of Subordinated Debt.
(a)    Prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness, other than (i) the Loans, (ii) Indebtedness outstanding under the A/R Line and (iii) so long as no Event of Default has occurred and is continuing, the Benchmark Supplier Obligations. Notwithstanding the foregoing, Lender agrees that the conversion or exchange into Guarantor’s equity securities of any Indebtedness (other than the Loans) shall not be prohibited by this Section 6.14(a).
(b)    Repay, prepay, redeem or otherwise satisfy in any manner any Subordinated Debt. Notwithstanding the foregoing, Lender agrees that the conversion or exchange into Guarantor’s equity securities of any Subordinated Debt shall not be prohibited by this Section 6.14(b).
6.15    Anti-Corruption Laws.
(a)    Take any action that would reasonably be considered a material violation of any anti-corruption law applicable to the Loan Parties.
(b)    Directly or indirectly, offer, pay, give, promise or authorize the payment of any money, gift, or anything of value to any person acting in an official capacity for any government department, agency, or instrumentality, including state-owned or controlled companies or entities, and public international organizations, as well as a political party or official thereof or candidates for political office in breach of any Applicable Law.
ARTICLE 7 - EVENTS OF DEFAULT
7.1    Events of Default; Acceleration. Upon the occurrence and during the continuation of any Default, the obligation of Lender to make any additional Loan shall be suspended. The occurrence of any of the following (each, an “Event of Default”) shall terminate any obligation of Lender to make any additional Loan; and shall, at the option of Lender (1) make all sums of Basic Interest, PIK Interest and principal, as well as any other Obligations and other amounts owing under any Loan Documents, immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands, and (2) give Lender the right to exercise any other right or remedy provided by contract or Applicable Law:
(a)    Borrower shall fail to pay any principal, or interest under this Agreement or any Note, or fail to pay any fees or other charges when due under any Loan Document, and such failure continues for three (3) Business Days or more after the same first becomes due; provided, however, that in the event of a payment default resulting solely from the technical malfunction of an ACH transfer as detailed in Section 5.10 (and not for any other reason, including without limitation, insufficient funds), then Lender shall provide Borrower notice of the same in accordance with the provisions of Section 9.1 hereof and Borrower shall have one (1) Business Day from the receipt of such notice to cure such payment default; or Guarantor shall fail to pay any sum under the Guaranty when due, or fail to pay any fees or other charges when due under the Guaranty or any other Loan Documents and such failure continues for three (3) Business Days or more after the same first becomes due; or an Event of Default as defined in any other Loan Document shall have occurred.
(b)    Any representation or warranty made, or financial statement, certificate or other document provided, by any Loan Party under any Loan Document shall prove to have been false or misleading in any material respect when made or deemed made herein.
(c)    (i) Any Loan Party shall fail to pay its debts generally as they become due; or (ii) any Loan Party shall commence any Insolvency Proceeding with respect to itself, an involuntary Insolvency Proceeding shall be filed against any Loan Party, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of any Loan Party, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by such Loan Party or is not dismissed within forty five (45) days; or (iii) the dissolution, winding up or termination of the business of any Loan Party or cessation of operations of any Loan Party (including any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of such Loan Party pursuant to the provisions of such Loan Party’s charter documents); or (iv) any Loan Party shall take any action for the purpose of effecting, approving, or consenting to any of the foregoing.
(d)    Any Loan Party shall be in default beyond any applicable period of grace or cure under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to Lender or to any other Person in an amount in excess of the Threshold Amount and such default permits such Person to accelerate such obligation(s).
(e)    Any governmental or regulatory authority shall take any judicial or administrative action that has, or would reasonably expected to have, the effect of suspending or terminating any material portion of the Loan Parties’ business, or any defined benefit pension plan maintained by any Loan Party shall have any unfunded liabilities, in each case, which could reasonably be expected to have a Material Adverse Effect.
(f)    Any sale, transfer or other disposition of all or a substantial or material part of the assets of any Loan Party, including without limitation to any trust or similar entity, shall occur, other than as permitted by the terms of this Agreement.
(g)    Any judgment(s) singly or in the aggregate in excess of the Threshold Amount shall be entered against any Loan Party which remain unsatisfied, unvacated or unstayed pending appeal for thirty (30) or more days after entry thereof.
(h)    Any Loan Party shall fail to perform or observe any covenant contained in Article 6 of this Agreement.
(i)    Any Loan Party shall fail to perform or observe any covenant contained in Article 5 hereof or elsewhere, or any covenant contained in any other Loan Document (other than a covenant which is dealt with specifically elsewhere in this Article 7) and, if capable of being cured, the breach of such covenant is not cured within 30 days after the sooner to occur of such Loan Party’s receipt of notice of such breach from Lender or the date on which such breach first becomes known to any officer of such Loan Party; provided, however that if such breach is not capable of being cured within such 30-day period and such Loan Party timely notifies Lender of such fact and such Loan Party diligently pursues such cure, then the cure period shall be extended to the date requested in such Loan Party’s notice but in no event more than 90 days from the initial breach; provided, further, that such additional 60-day opportunity to cure shall not apply in the case of any failure to perform or observe any covenant which has been the subject of a prior failure within the preceding 180 days or which is a willful and knowing breach by such Loan Party.
(j)    The Guaranty or any other Loan Document shall be terminated or otherwise cease to be in full force and effect, or any Loan Party shall take steps to terminate any such Loan Document.
(k)    The occurrence of any event of default under the A/R Lender Loan Agreement and such event of default is not waived and is continuing after the applicable grace period, if any, specified in the A/R Lender Loan Agreement, and such default permits the A/R Lender to accelerate the obligations under the A/R Lender Loan Agreement.
7.2    Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled to, at its option, exercise any or all of the rights and remedies available to a secured party under the UCC or any other Applicable Law, and exercise any or all of its rights and remedies provided for in this Agreement and in any other Loan Document. The obligations of the Loan Parties under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligations is rescinded or must otherwise be returned by Lender upon, on account of, or in connection with, the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.
7.3    Sale of Collateral. Upon the occurrence and during the continuance of an Event of Default, and to the extent permitted by Applicable Law, Lender may sell all or any part of the Collateral, at public or private sales, to itself, a wholesaler, retailer or investor, for cash, upon credit or for future delivery, and at such price or prices as are commercially reasonable, provided that Lender shall comply with all laws, rules and regulations applicable to, and orders and directives of any governmental or regulatory authority having jurisdiction over, the Loan Parties or the Collateral. To the extent permitted by law, each Loan Party hereby specifically waives all rights of redemption and any rights of stay or appraisal which it has or may have under any Applicable Law in effect from time to time. Any such public or private sales shall be held at such times and at such place(s) as Lender may determine. In case of the sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Lender until the selling price is paid by the purchaser, but Lender shall not incur any liability in case of the failure of such purchaser to pay for the Collateral and, in case of any such failure, such Collateral may be resold. Lender may, instead of exercising its power of sale, proceed to enforce its security interest in the Collateral by seeking a judgment or decree of a court of competent jurisdiction. Without limiting the generality of the foregoing, if an Event of Default is in existence,
(1)    Subject to the rights of any third parties, Lender may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyrights, Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as Lender shall in its sole discretion determine;
(2)    Lender may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Loan Party in, to and under any Copyright Licenses, Patent Licenses or Trademark Licenses and take or refrain from taking any action under any thereof, and each Loan Party hereby releases Lender from, and agrees to hold Lender free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto other than claims arising out of Lender’s gross negligence or willful misconduct; and
(3)    Upon request by Lender, each Loan Party will execute and deliver to Lender a power of attorney, in form and substance reasonably satisfactory to Lender for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Copyright, Patent or Trademark, or with respect to any application for any governmental consent or permit in order to implement any of the aforesaid. In the event of any such disposition pursuant to this clause 3, each Loan Party shall supply its know-how and expertise relating to the products or services made or rendered in connection with Patents, the manufacture and sale of the products bearing Trademarks, and its customer lists and other records relating to such Copyrights, Patents or Trademarks and to the distribution of said products, to Lender.
(4)    If, at any time when Lender shall determine to exercise its right to sell the whole or any part of the Shares hereunder, such Shares or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act (or any similar statute), then Lender may, in its discretion (subject only to applicable requirements of law), sell such Shares or part thereof by private sale in such manner and under such circumstances as Lender may deem necessary or advisable, but subject to the other requirements of this Article 7, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Lender in its discretion may (i) in accordance with applicable securities laws proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Shares or part thereof could be or shall have been filed under the Securities Act (or similar statute), (ii) approach and negotiate with a single possible purchaser to effect such sale, and (iii) restrict such sale to a purchaser who is an accredited investor under the Securities Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Shares or any part thereof. In addition to a private sale as provided above in this Article 7, if any of the Shares shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Article 7, then Lender shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:
(A)    as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;
(B)    as to the content of legends to be placed upon any certificates representing the Shares sold in such sale, including restrictions on future transfer thereof;
(C)    as to the representations required to be made by each Person bidding or purchasing at such sale relating to such Person’s access to financial information about a Loan Party or any of its Subsidiaries and such Person’s intentions as to the holding of the Shares so sold for investment for its own account and not with a view to the distribution thereof; and
(D)    as to such other matters as Lender may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Securities Act and all applicable state securities laws.
(5)    Each Loan Party recognizes that Lender may be unable to effect a public sale of any or all the Shares and may be compelled to resort to one or more private sales thereof in accordance with clause (4) above. Each Loan Party also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Lender shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the applicable Subsidiary to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if a Loan Party and/or the Subsidiary would agree to do so.
7.4    Loan Parties’ Obligations upon Default. Upon the request of Lender after the occurrence and during the continuance of an Event of Default, each Loan Party will, subject to Applicable Law:

(a)    Assemble and make available to Lender the Collateral at such place(s) as Lender shall reasonably designate, segregating all Collateral so that each item is capable of identification; and
(b)    Subject to the rights of any lessor, permit Lender, by Lender’s officers, employees, agents and representatives, to enter any premises where any Collateral is located, to take possession of the Collateral, to complete the processing, manufacture or repair of any Collateral, and to remove the Collateral, or to conduct any public or private sale of the Collateral, all without any liability of Lender for rent or other compensation for the use of each Loan Party’s premises.
ARTICLE 8 - SPECIAL COLLATERAL PROVISIONS
8.1    Compromise and Collection. The Loan Parties and Lender recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Rights to Payment; that certain of the Rights to Payment may be or become uncollectible in whole or in part; and that the expense and probability of success of litigating a disputed Right to Payment may exceed the amount that reasonably may be expected to be recovered with respect to such Right to Payment. Each Loan Party hereby authorizes Lender, after and during the continuance of an Event of Default, to compromise with the obligor, accept in full payment of any Right to Payment such amount as Lender shall negotiate with the obligor, or abandon any Right to Payment. Any such action by Lender shall be considered commercially reasonable so long as Lender acts in good faith based on information known to it at the time it takes any such action.
8.2    Performance of Loan Parties’ Obligations. Without having any obligation to do so, upon reasonable prior notice to the applicable Loan Party, Lender may perform or pay any obligation which such Loan Party has agreed to perform or pay under this Agreement and the other Loan Documents which such Loan Party has failed to pay or perform, including, without limitation, the payment or discharge of taxes or Liens levied or placed on or threatened against the Collateral. In so performing or paying, Lender shall determine the action to be taken and the amount necessary to discharge such obligations. Each Loan Party shall reimburse Lender on demand for any amounts paid by Lender pursuant to this Section, which amounts shall constitute
Obligations secured by the Collateral and shall bear interest from the date of demand at the Default Rate.
8.3    Power of Attorney. For the purpose of protecting and preserving the Collateral and Lender’s rights under this Agreement, each Loan Party hereby irrevocably appoints Lender, with full power of substitution, as its attorney-in-fact with full power and authority, after the occurrence and during the continuance of an Event of Default, to do any act which such Loan Party is obligated to do hereunder; to exercise such rights with respect to the Collateral as such Loan Party might exercise; to use such Inventory, Equipment, Fixtures or other property as such Loan Party might use; to enter such Loan Party’s premises; to give notice of Lender’s security interest in, and to collect the Collateral; and before or after Default, to execute and file in each Loan Party’s name any financing statements, amendments and continuation statements, account control agreements or other Security Documents necessary or desirable to create, maintain, perfect or continue the perfection of Lender’s security interests in the Collateral (to the extent Lender is entitled to require such Security Documents hereunder). Each Loan Party hereby ratifies all that Lender shall lawfully do or cause to be done by virtue of this appointment.
8.4    Authorization for Lender to Take Certain Action. The power of attorney created in Section 8.3 is a power coupled with an interest and shall be irrevocable. The powers conferred on Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Lender to exercise such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Lender or any of its directors, officers, employees, agents or representatives be responsible to any Loan Party for any act or failure to act, except for gross negligence or willful misconduct. After the occurrence and during the continuance of an Event of Default, Lender may exercise this power of attorney without notice to or assent of any Loan Party, in the name of such Loan Party, or in Lender’s own name, from time to time in Lender’s sole discretion and at the Loan Parties’ expense. To further carry out the terms of this Agreement, after the occurrence and during the continuance of an Event of Default, Lender may:
(a)    Execute any statements or documents or take possession of, and endorse and collect and receive delivery or payment of, any checks, drafts,

notes, acceptances or other instruments and documents constituting Collateral, or constituting the payment of amounts due and to become due or any performance to be rendered with respect to the Collateral.
(b)    Sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts; drafts, certificates and statements under any commercial or standby letter of credit relating to Collateral; assignments, verifications and notices in connection with Accounts; or any other documents relating to the Collateral, including without limitation the Records.
(c)    Use or operate Collateral or any other property of any Loan Party for the purpose of preserving or liquidating Collateral.
(d)    File any claim or take any other action or proceeding in any court of law or equity or as otherwise deemed appropriate by Lender for the purpose of collecting any and all monies due or securing any performance to be rendered with respect to the Collateral.
(e)    Commence, prosecute or defend any suits, actions or proceedings or as otherwise deemed appropriate by Lender for the purpose of protecting or collecting the Collateral. In furtherance of this right, upon the occurrence and during the continuance of an Event of Default, Lender may apply for the appointment of a receiver or similar official to operate each Loan Party’s business.
(f)    Prepare, adjust, execute, deliver and receive payment under insurance claims, and collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and apply such amounts at Lender’s sole discretion, toward repayment of the Obligations or replacement of the Collateral.
8.5    Application of Proceeds. Any Proceeds and other monies or property received by Lender pursuant to the terms of this Agreement or any Loan Document may be applied by Lender first to the payment of expenses of collection, including without limitation reasonable attorneys’ fees, and then to the payment of the Obligations in such order of application as Lender may elect.
8.6    Deficiency. If the Proceeds of any disposition of the Collateral are insufficient to cover all costs and expenses of such sale and the payment in full of all the Obligations (other than inchoate indemnity obligations and the Put Payment), plus all other sums required to be expended or distributed by Lender, then Borrower shall be liable and to the extent provided by law for any such deficiency, provided that this Section 8.6 shall not affect Guarantor’s liability under the Guaranty.
8.7    Lender Transfer. Upon the transfer of all or any part of the Obligations, and subject to Applicable Law, Lender may transfer its security interest in all or part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral in which its security interest has been so transferred, and the transferee shall be vested with all the rights and powers of Lender hereunder with respect to such Collateral in which its security interest has been so transferred, but with respect to any security interest in Collateral not so transferred, Lender shall retain all rights and powers hereby given.
8.8    Lender’s Duties.
(a)    Lender shall use reasonable care in the custody and preservation of any Collateral in its possession. Without limitation on other conduct which may be considered the exercise of reasonable care, Lender shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, declining value, tenders or other matters relative to any Collateral, regardless of whether Lender has or is deemed to have knowledge of such matters; or taking any necessary steps to preserve any rights against any Person with respect to any Collateral. Under no circumstances shall Lender be responsible for any injury or loss to the Collateral, or any part thereof, arising from any cause beyond the reasonable control of Lender.
(b)    Lender may at any time deliver the Collateral or any part thereof to any Loan Party and the acknowledgement of the receipt by such Loan Party of such Collateral in good condition shall be a complete and full acquittance for the Collateral so delivered, and Lender shall thereafter be discharged from any liability or responsibility therefor.

(c)    Neither Lender, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by any Loan Party or any other party through the ordinary negligence of Lender, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender.
8.9    Termination of Security Interests. Upon the indefeasible payment in full of the Obligations (other than inchoate indemnity obligations and the Put Payment), and if Lender has no further obligations under its Commitment, the security interests granted hereby and under any other Loan Document shall terminate and all rights to the Collateral shall revert to the Loan Parties. Upon any such termination, Lender shall, at the Loan Parties’ expense, promptly execute and deliver to the Loan Parties such documents as the Loan Parties shall reasonably request to evidence such termination.
ARTICLE 9 – GENERAL PROVISIONS
9.1    Notices. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile, or other authenticated message, or by electronic mail (provided the recipient replies to the sender confirming that such electronic mail was received), charges prepaid, to the other party’s or parties’ addresses shown on the Supplement, or in the case of Borrower, the address of its chief executive office shown in the Supplement. Each party may change the address or facsimile number to which notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next Business Day after delivery to the courier service; if by first class mail, on the third Business Day after deposit in the U.S. Mail if sent within the U.S.; and if by facsimile, on the date of transmission; and if by electronic mail, on the date the recipient replies to the sender confirming that such electronic mail was received.
9.2    Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of each Loan Party and Lender and their respective successors and assigns; provided, however, that no
Loan Party may assign or transfer such Loan Party’s rights or obligations under any Loan Document. Lender shall have the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and obligations under the Loan Documents. In connection with any of the foregoing, Lender may disclose all documents and information which Lender now or hereafter may have relating to the Loans, any Loan Party or such Loan Party’s business; provided that any Person who receives such information shall have agreed in writing in advance to maintain the confidentiality of such information on terms no less favorable to the Loan Parties than are set forth in Section 9.13 hereof. It is the intention of the parties that, as a “venture capital operating company,” each of WTI Fund X, LLC (the parent and sole owner of Fund 10), and WTI Fund XI, LLC (the parent and sole owner of Fund 11) (together, “LLC”) shall have the benefit of, and the power to independently exercise, those “management rights” provided to Lender in Section 5.3. To that end, the references to Lender in Sections 4.2(f), 5.1, 5.2, 5.3 and 5.9(a) hereof shall include LLC, and LLC shall have the right to exercise the advisory, inspection, information and other rights given to Lender under those Sections independently of Lender. No amendment or modification of this Agreement shall alter or diminish LLC’s rights under the preceding sentence without the consent of LLC.
9.3    No Waiver. Any waiver, consent or approval by Lender of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document. No failure or delay on the part of Lender in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege. Lender has the right at its sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the maturity of any Loan unless Lender agrees otherwise in writing.
9.4    Rights Cumulative. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or Applicable Law.
9.5    Unenforceable Provisions. Any provision of any Loan Document executed by any Loan Party which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.
9.6    Accounting Terms. Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP (except that interim financial statements may not include footnotes and employee stock option accounting otherwise required by GAAP and shall be subject to year-end adjustments).
9.7    Indemnification; Exculpation. Each Loan Party shall pay and protect, defend and indemnify Lender and Lender’s employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Lender, collectively “Agents”) against, and hold Lender and each such Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, attorneys’ fees and costs) and other amounts incurred by Lender and each such Agent, arising from (i) the matters contemplated by this Agreement or any other Loan Documents, (ii) any dispute between any Loan Party and a third party, or (iii) any contention that any Loan Party has failed to comply with any law, rule, regulation, order or directive applicable to any Loan Party’s business; provided, however, that this indemnification shall not apply to any of the foregoing incurred to the extent of Lender’s or any Agent’s gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Borrower’s Obligations to Lender until the expiration of the applicable statute of limitations.
9.8    Reimbursement. The Loan Parties shall reimburse Lender for all reasonable costs and expenses, including without limitation reasonable attorneys’ fees and disbursements expended or incurred by Lender in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) subject to the limitations set forth in the Supplement, the preparation and negotiation of the Loan Documents, (b) the amendment and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Lender’s rights, remedies and obligations under the Loan Documents, (c) collecting any sum which becomes due Lender under any Loan Document and is not paid when due, (d) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (e) the protection, preservation or enforcement of any rights of Lender. For the purposes of this section, attorneys’ fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable upon demand by Lender, and if not paid within forty-five (45) days of presentation of invoices shall bear interest at the Default Rate.
9.9    Execution in Counterparts; Electronic Signatures. This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement and each of the other Loan Documents may be executed by electronic signatures. The Loan Parties and Lender expressly agree to conduct the transactions contemplated by this Agreement and the other Loan Documents by electronic means (including, without limitation, with respect to the execution, delivery, storage and transfer of this Agreement and each of the other Loan Documents by electronic means and to the enforceability of electronic Loan Documents). Delivery of an executed signature page to this Agreement and each of the other Loan Documents by facsimile or other electronic mail transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart hereof and thereof, as applicable. The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any Applicable Law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
9.10    Entire Agreement. The Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof. Except as set forth in Section 9.16, this Agreement may be amended only in a writing signed by each Loan Party and Lender.
9.11    Governing Law and Jurisdiction.
(a)    THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED EXCLUSIVELY BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARDS TO ITS CONFLICT OF LAWS PRINCIPLES.
(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE LOAN PARTIES AND LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE LOAN PARTIES AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE LOAN PARTIES AND LENDER EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.
9.12    Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE STATE LAW, THE LOAN PARTIES AND LENDER EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE LOAN PARTIES AND LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
9.13    Confidentiality. Lender agrees to hold in confidence all confidential information that it receives from the Loan Parties pursuant to the Loan Documents, except for disclosure as shall be reasonably required: (a) to legal counsel and accountants for Lender; (b) to other professional advisors to Lender who are bound by obligations of confidentiality at least as protective as those contained herein; (c) to regulatory officials having jurisdiction over Lender to the extent required by law; (d) to Lender’s investors and prospective investors who are bound by obligations of confidentiality at least as protective as those contained herein and provided that such disclosures are of general statements only not containing technical information, and in Lender’s SEC filings only to the extent required under Applicable Law; (e) as required by law or legal process or in connection with any legal proceeding to which Lender and the Loan Parties are adverse parties; (f) in connection with a disposition or proposed disposition of any or all of Lender’s rights hereunder (subject to substantially similar confidentiality obligations set forth herein); (g) to Lender’s subsidiaries or Affiliates in connection with their business with the Loan Parties (subject to the same confidentiality obligation set forth herein); (h) as required by valid order of a court of competent jurisdiction, administrative agency or governmental body, or by any Applicable Law, rule, regulation, subpoena, or any other administrative or legal process, or by applicable regulatory or professional standards, including in connection with any judicial or other proceeding involving Lender relating to this Agreement and the transactions contemplated hereby; and (i) as required in connection with Lender’s examination or audit. For purposes of this section, Lender and the Loan Parties agree that “confidential information” shall mean any information regarding or relating to the Loan Parties other than: (i) information which is or becomes generally available to the public other than as result of a disclosure by Lender in violation of this section, (ii) information which becomes available to Lender from any other source (other than the Loan Parties) which Lender does not know is bound by a confidentiality agreement with respect to the information made available, and (iii) information that Lender can substantiate in writing to know on a non-confidential basis prior to the Loan Parties disclosing it to Lender. In addition, each Loan Party agrees that Lender may use such Loan Party’s name, logo and/or trademark in connection with certain promotional materials that Lender may disseminate to the public, including, but are not limited to, brochures, internet website, press releases and any other materials relating to the fact that Lender has a financing relationship with such Loan Party.
9.14    Reserved.
9.15    Demand Waiver. Each Loan Party waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lender on which such Loan Party is liable.
9.16    Appointment of Borrower. Each Loan Party hereby appoints Borrower as its agent for all purposes relevant to this Agreement and the other
Loan Documents, including, without limitation, (i) the giving and receipt of notices, and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein.  Any acknowledgement, consent, direction, certification or other action that might otherwise only be valid if effective only if given or taken by all Loan Parties, or by each Loan Party acting singly, shall be valid and effective if given or taken only by Borrower, whether or not any such other Loan Parties joins therein.  Any notice, demand, consent, direction or other communication delivered to Borrower in accordance with the terms of this Agreement shall be deemed to have been delivered to each Loan Party.
ARTICLE 10 - DEFINITIONS
10.1    Definitions. The definitions appearing in this Agreement or any Supplement shall be applicable to both the singular and plural forms of the defined terms:
“Account” means any “account,” as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Loan Party (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by any Loan Party or from any other transaction, whether or not the same involves the sale of goods or services by any Loan Party (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of any Loan Party’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of any Loan Party’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to any Loan Party under all purchase orders and contracts for the sale of goods or the performance of services or both by any Loan Party or in connection with any other transaction (whether or not yet earned by performance on the part of any Loan Party), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.
“Affiliate” means any Person which directly or indirectly controls, is controlled by, or is under common control with any Loan Party. “Control,” “controlled by” and “under common control with” mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns ten percent (10%) or more of the securities having ordinary voting power for the election of directors of a corporation.
“Agreement” means this Loan and Security Agreement and each Supplement thereto, as each may be amended or supplemented from time to time.
“Applicable Law” means all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including all applicable common law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.
“A/R Agent” means ABL Opco LLC, in its capacity as administrative agent and collateral agent under the A/R Lender Loan Agreement, and its successors and assigns.
“A/R Lender” means, collectively, the lenders party to the A/R Lender Loan Agreement or any permitted refinancing thereof.
“A/R Lender Loan Agreement” is defined in Section 5.2(e) hereof.
“A/R Line” is defined in Section 5.2(e) hereof.
“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.
“Basic Interest” means the fixed rate of interest payable on the outstanding balance of each Loan at the applicable Designated Rate.
“Benchmark Supplier Obligations” means all obligations under (1) the Manufacturing Services Agreement dated as of October 24, 2017 (the “MSA”), by and among Borrower and the Benchmark Suppliers (as such term is defined in the MSA), (2) the Memorandum of Understanding dated as of February 17, 2023, by and among Owlet BC and the Benchmark Suppliers, and (3) each other document, instrument and agreement executed in connection with the foregoing, in each case as to the foregoing clauses (1) through (3) as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Borrowing Date” means the Business Day on which the proceeds of a Loan are disbursed by Lender.
“Borrowing Request” means a written request from Borrower in substantially the form of Exhibit “B” to the Supplement, requesting the funding of one or more Loans on a particular Borrowing Date.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.
“Change of Control” means: (a) any sale, license, or other disposition of all or substantially all of the assets of any Loan Party; (b) any reorganization, consolidation, division, merger or other similar transaction involving any Loan Party; or (c) any transaction or series of related transactions in which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to control the management of any Loan Party, or to control the equity interests of any Loan Party entitled to vote for members of the Board of Directors or equivalent governing body of any Loan Party on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such securities.
“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest.
“Closing Date” means the date of this Agreement.

“Collateral” means, with respect to any Loan Party, all of such Loan Party’s right, title and interest in and to the following property, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles; (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all Shares; (i) all other Goods and personal property of such Loan Party, whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, such Loan Party and wherever located; (j) all Records; and (k) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.
Notwithstanding the foregoing the term “Collateral” shall not include (the “Excluded Assets”): (i) any property (including any accessions, additions, replacements or substitutions) subject to a Lien that constitutes a Permitted Lien under clause (c) of the definition of Permitted Lien if a Loan Party is prohibited from granting a security interest in such property; (ii) more than sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote owned or held of record by any Loan Party in any Subsidiary that is a controlled foreign corporation (as defined in the Internal Revenue Code), provided that the Collateral shall include one hundred percent (100%) of the issued and outstanding non-voting capital stock of such Subsidiary; (iii) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent the granting of a security interest in such “intent to use” trademarks would be contrary to Applicable Law; (iv) any asset, the granting of a security interest in which would be void or illegal under any applicable governmental law, rule or regulation; (v) Excluded Accounts; and (vi) any contract, Instrument or Chattel Paper in which any Loan Party has any right, title or interest if and to the extent such contract, Instrument or Chattel Paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of such Loan Party therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such contract, Instrument or Chattel Paper to enforce any remedy with respect thereto; provided, however, that the foregoing exclusion shall not apply if (a) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such contract, Instrument or Chattel Paper, or (b) such prohibition would be rendered ineffective pursuant to Sections 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other Applicable Law (including the Bankruptcy Code or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the term “Collateral” shall include, and such Loan Party shall be deemed to have granted a security interest in, all its rights, title and interests in and to such contract, Instrument or Chattel Paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Lender’s unconditional continuing security interest in and to all rights, title and interests of such Loan Party in or to any payment obligations or other rights to receive monies due or to become due under any such contract, Instrument or Chattel Paper and in any such monies and other proceeds of such contract, Instrument or Chattel Paper.
“Commitment” means the obligation of Lender to make Loans to Borrower up to the aggregate principal amount set forth in the Supplement.
“Consolidated” means the consolidation in accordance with GAAP of the accounts or other items of Borrower with those of Guarantor.
“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest.
“Copyrights” means all of the following now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions thereof; and (iv) any registrations to be issued under any pending applications.

“Default” means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.
“Default Rate” means the Designated Rate, plus five percent (5%) per annum.
“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest.
“Designated Rate” means the rate of interest per annum described in the Supplement as being applicable to an outstanding Loan from time to time.
“Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest.
“Dollars” or “$” means lawful currency of the United States.
“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, or safety matters.
“Equipment” means any “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
“Event of Default” means any event described in Section 7.1.
“Excluded Accounts” means, collectively, (a) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees and identified to Bank by such Loan Party as such, (b) any accounts maintained in the ordinary course of business with CyberSource, Amazon Pay, Stripe, Amazon Marketplace, Affirm, Square, Klarna,
Shopify Pay, Zift, Paypal, Versapay and each similar payment processor maintaining an account in the name of or for the benefit of a Loan Party as to which no control agreement has been delivered to the A/R Agent, provided such Loan Party shall cause each such payment processor to promptly remit to a Deposit Account subject to an account control agreement via an automatic remittance, all sums on deposit from time to time in such payment processor accounts in excess of $200,000, individually, or $300,0000, in the aggregate, (c) accounts maintained in Canada at or with any bank or financial institution located in Canada as to which no control agreement has been delivered to the A/R Agent, (d) a deposit account with Silicon Valley Bank ending as to which no control agreement has been delivered to the A/R Agent, (e) a deposit account containing cash collateral securing the Indebtedness in connection with any corporate credit cards permitted under Section 6.1(o) as to which no control agreement has been delivered to the A/R Agent, (f) accounts which, in the aggregate, do not exceed $50,000 at any time, and (g) any other account as to which no control agreement has been delivered to the A/R Agent with the A/R Agent named as “control agent” or similar first-lien party.
“Fixtures” means any “fixtures,” as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest.
“GAAP” means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.
“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that any Loan Party may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, websites, domain names, and all applications therefor and reissues, extensions, or renewals thereof, other items of, and rights to, Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, money, cash or cash equivalents, deposit, checking and other bank accounts, rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.
“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest.
“Hedging Contracts” means any foreign exchange contract, currency swap agreement, futures contract, commodities hedge agreement, interest rate protection agreement, interest rate future agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, option agreement, or any other similar hedging agreement or arrangement, so long as, in each case, such contract, agreement or arrangement was not entered into for purposes of currency speculation (i.e., the practice of buying and selling a currency with the expectation that the value will change and result in a profit).
“Indebtedness” of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations under any receivables factoring, receivable sales or similar transactions (including all obligations to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement with respect to assets previously sold) and all obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.
“Insolvency Proceeding” means with respect to a Person, (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors with respect to such Person, and (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including, without limitation, the Bankruptcy Code, but in each case, excluding any avoidance or similar action against such Person commenced by an assignee for the benefit of creditors, bankruptcy trustee, debtor in possession, or other representative of another Person or such other Person’s estate.
“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest.
“Intellectual Property” means all of each Loan Party’s Copyrights, Trademarks, Patents, Licenses, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials, records and goodwill associated with the foregoing.

“Intellectual Property Security Agreement” means any Intellectual Property Security Agreement executed and delivered by any Loan Party in favor of Lender, as the same may be amended, supplemented, or restated from time to time.
“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Closing Date, by and among the A/R Agent and the Lender and acknowledged by the Loan Parties, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time.
“Inventory” means any “inventory,” as such term is defined in the UCC, wherever located, now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of any Loan Party for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in any Loan Party’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of any Loan Party or is held by others for any Loan Party’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.
“Investment Property” means any “investment property,” as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest.
“Letter-of-Credit Rights” means any “letter-of-credit rights,” as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest, including any right to payment under any letter of credit.
“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any
Loan Party or in which any Loan Party now holds or hereafter acquires any interest and any renewals or extensions thereof.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien, attachment or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.
“Loan” means an extension of credit by Lender under this Agreement.
“Loan Documents” mean, individually and collectively, this Loan and Security Agreement, each Supplement, each Note, the Intellectual Property Security Agreement, the Guaranty and any other security, mortgage, charge or pledge agreement(s) executed by any Loan Party and all other contracts, instruments, addenda and documents executed or delivered by any Loan Party in connection with this Agreement or the extensions of credit which are the subject of this Agreement.
“Material Adverse Effect” or “Material Adverse Change” means, with respect to each Loan Party individually or on a Consolidated basis with all of the Loan Parties and their respective Subsidiaries, if any, (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of such Loan Party; (b) a material impairment of the ability of such Loan Party to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against such Loan Party of any Loan Document.
“Note” means a promissory note substantially in the form attached to the Supplement as Exhibit “A” executed by Borrower evidencing each Loan.
“Obligations” means, with respect to each Loan Party, all debts, obligations and liabilities of such Loan Party to Lender currently existing or now or hereafter made, incurred or created under, pursuant to or in connection with this Agreement or any other Loan Document (other than the Stock Issuance

Agreement), whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether such Loan Party may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable; and all renewals, extensions and modifications thereof; and all reasonable attorneys’ fees and costs incurred by Lender in connection with the collection and enforcement thereof as provided for in any Loan Document (other than the Stock Issuance Agreement). The parties acknowledge and agree that as long as any Loan funded by any Lender remains unpaid, such Lender’s right to receive the Put Payment shall be and constitute one of the Obligations secured by the Collateral for purposes of this Agreement and the other Loan Documents; provided, however, that after such Loans have been repaid and such Lender has no further obligation to extend Loans to Borrower under such Lender’s Commitment, such Lender’s right to receive the Put Payment shall become an unsecured obligation.
“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest.
“Patents” means all of the following property now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest: (a) all patents of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for patents of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.
“Permitted Lien” means
(a)    involuntary Liens which, in the aggregate, would not have a Material Adverse Effect and which in any event would not exceed, in the aggregate, the Threshold Amount;
(b)    Liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;
(c)    security interests on: (i) any property held or acquired by any Loan Party in the ordinary course of business securing the purchase price of such property or Indebtedness incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring such property, and (ii) the agreements between any Loan Party and the holders of such security interests directly relating to, or under which, such security interests arise; provided, that such Lien attaches solely to the property acquired with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property;
(d)    Liens in favor of Lender;
(e)    bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business as long as an account control agreement (or equivalent) for each account in which such deposits are held in a form acceptable to Lender has been executed and delivered to Lender to the extent the same is required by the terms of this Agreement;
(f)    materialmen’s, mechanics’, repairmen’s, employees’ or other like Liens arising in the ordinary course of business and which are not delinquent for more than 45 days or are being contested in good faith by appropriate proceedings;
(g)     any judgment, attachment or similar Lien, not constituting an Event of Default;
(h)     licenses or sublicenses of Intellectual Property in accordance with the terms of Section 6.5(i) hereof;
(i)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;
(j)    Liens securing Subordinated Debt and the Indebtedness permitted by Section 6.1(g) hereof;

(k)    Liens on deposits securing leases in the ordinary course of business;
(l)    Liens as shown on Schedule 6.2 hereto;
(m)    Liens granted to the A/R Agent, for the benefit of the A/R Lenders, securing the “Obligations” (as defined in the A/R Lender Loan Agreement), subject to the Intercreditor Agreement;
(n)    Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);
(o)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(p)    deposits or pledges to secure obligations under worker’s compensation, social security, or similar laws, or under unemployment insurance or general liability or product liability insurance;
(q)    deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), real property leases, performance bonds, surety and appeal bonds, and other similar obligations arising in the ordinary course of any Loan Party’s business;
(r)    purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business and permitted hereunder; and
(s)    Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in Section 6.1, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.
“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).
“PIK Interest” has the meaning specified in the Supplement.
“PIK Interest Rate” means the rate of interest per annum described in the Supplement as being applicable to an outstanding Loan from time to time.
“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to any Loan Party from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Loan Party from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to any Loan Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of any Loan Party against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Put Payment” means Guarantor’s payment obligations to each Lender (or an affiliate thereof) upon exercise of the Put Option (as defined in the Stock Issuance Agreement).
“Receivables” means all of each Loan Party’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter-of-Credit Rights.
“Records” means all of the Loan Parties’ computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning the Loan Parties’ business.

“Related Person” means any Affiliate of any Loan Party, or any officer, employee, director or equity security holder of any Loan Party or any Affiliate.
“Rights to Payment” means all of the Loan Parties’ accounts, instruments, contract rights, documents, chattel paper and all other rights to payment, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under any Patent License, any Trademark License, or any commercial or standby letter of credit.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Documents” means this Loan and Security Agreement, the Supplement hereto, the Intellectual Property Security Agreement, the Guaranty, any other security, mortgage, charge or pledge agreement(s) executed by any Loan Party, and any and all account control agreements, collateral assignments, chattel mortgages, financing statements, amendments to any of the foregoing and other documents from time to time executed or filed to create, perfect or maintain the perfection of Lender’s Liens on the Collateral.
“Shares” means: (a) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by any Loan Party in any Subsidiary that is not a controlled foreign corporation (as defined in the Internal Revenue Code), and (b) sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote owned or held of record by any Loan Party in any Subsidiary that is a controlled foreign corporation (as defined in the Internal Revenue Code).
“Stock Issuance Agreement” means that certain Stock Issuance Agreement dated as of the date hereof, by and between WTI Fund X, LLC (Fund 10’s parent company), WTI Fund XI, LLC (Fund 11’s parent company), and Guarantor.
“Subordinated Debt” means Indebtedness (i) approved by Lender; and (ii) where the holder’s right to payment of such Indebtedness, the priority of any Lien securing the same, and the rights of the holder thereof to enforce remedies against any Loan Party following default have been made subordinate to the Liens of Lender and to the prior payment to Lender of the Obligations, either (A) pursuant to a written subordination agreement approved by Lender in its reasonable discretion or (B) on terms otherwise approved by Lender in its reasonable discretion.
“Subsidiary” means any Person a majority of the equity ownership or voting stock of which is directly or indirectly now owned or hereafter acquired by any Loan Party or by one or more other Subsidiaries, or in which any Loan Party or one or more other Subsidiaries directly or indirectly now holds or hereafter acquires any interest.
“Supplement” means that certain supplement to the Loan and Security Agreement, as the same may be amended or restated from time to time, and any other supplements entered into among Borrower, Guarantor and Lender, as the same may be amended or restated from time to time.
“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest.
“Termination Date” has the meaning specified in the Supplement.
“Threshold Amount” has the meaning specified in the Supplement.
“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest.
“Trademarks” means all of the following property now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest: (a) all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.
“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.
10.2    Construction of Collateral Definitions. In the definition of Collateral and in all terms defined directly or indirectly within the definition of Collateral, all references to “Loan Party” or “Loan Party’s” shall be interpreted as referring to “any Loan Party” or to “each Loan Party,” as the context may require for purposes of any Loan Document, including any security agreement, charge registration or financing statement executed by any Loan Party from time to time pursuant to this Agreement.
ARTICLE 11 – INTERCREDITOR AGREEMENT
10.1    LENDER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT LIENS SHALL BE CREATED ON THE COLLATERAL PURSUANT TO THE LOAN DOCUMENTS, WHICH LIENS SHALL BE SUBJECT TO TERMS AND CONDITIONS OF THE INTERCREDITOR AGREEMENT. PURSUANT TO THE EXPRESS TERMS OF THE INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
(b)    THE PROVISIONS OF THIS ARTICLE 11 ARE NOT INTENDED TO
SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF.
[Signature page follows]

[Signature page to Loan and Security Agreement]
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWER:

OWLET BABY CARE, INC.

By:	/s/ Kurt Workman
Name:	Kurt Workman
Title:	Chief Executive Officer

GUARANTOR:

OWLET, INC.

By:	/s/ Kurt Workman
Name:	Kurt Workman
Title:	Chief Executive Officer

LENDER:

WTI FUND X, INC.

By:	/s/ Maurice Werdegar
Name:	Maurice Werdegar
Title:	Chairman of the Board

LENDER:

WTI FUND XI, INC.

By:	/s/ Maurice Werdegar
Name:	Maurice Werdegar
Title:	Chairman of the Board
[Schedules to Loan and Security Agreement follow]

SUPPLEMENT
to the
Loan and Security Agreement
dated as of September 11, 2024
among
Owlet Baby Care, Inc. (“Borrower”),
Owlet, Inc. (“Guarantor”)
and
WTI Fund X, Inc. (“Fund 10”)
and
WTI Fund XI, Inc. (“Fund 11”)
(each of Fund 10 and Fund 11, “Lender”)

This is a Supplement identified in the document entitled Loan and Security Agreement, dated as of September 11, 2024 (as may be amended, restated, modified, or supplemented from time to time, the “Loan and Security Agreement”), among Borrower, Guarantor and each Lender. All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Article 10 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement. In the event of any inconsistency between the provisions of the Loan and Security Agreement and this Supplement, this Supplement is controlling.
The parties are entering into this single Supplement to the Loan and Security Agreement for convenience, and this Supplement is and shall be interpreted for all purposes as separate and distinct agreements between Borrower, Guarantor and Fund 10, on the one hand, and Borrower, Guarantor and Fund 11, on the other hand, and nothing in this Supplement shall be deemed a joint venture, partnership or other association between Fund 10 and Fund 11. Each reference in this Supplement to “Lender” shall mean and refer to each of Fund 10 and Fund 11, singly and independent of one another. Without limiting the generality of the foregoing, the Commitment, covenants and other obligations of “Lender” under the Loan and Security Agreement, as supplemented hereby, are several and not joint obligations of Fund 10 and Fund 11, and all rights and remedies of “Lender” under the Loan and Security Agreement, as supplemented hereby, may be exercised by Fund 10 and/or Fund 11 independently of one another.
In addition to the provisions of the Loan and Security Agreement, the parties agree as follows:
Part 1. - Additional Definitions:
“Commitment” means, as the context requires, the Fund 10 Commitment or the Fund 11 Commitment. Each Lender’s Commitment is several and not joint with the Commitment of the other Lender.
“Designated Rate” means a fixed rate of interest per annum equal to the Prime Rate as published on the Business Day on which each Lender prepares the Note for the Loan requested by Borrower, plus three and one-half of one percent (3.50%); provided, however, that in no event shall the Designated Rate for such Loan be less than twelve percent (12.00%).
“Fund 10 Commitment” means Fund 10’s commitment to make Growth Capital Loans to Borrower up to the aggregate, original principal amount of Eleven Million Two Hundred Fifty Thousand Dollars ($11,250,000), subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement. The Fund 10 Commitment shall be divided into two (2) tranches in the following amounts: (a) Seven Million Five Hundred Thousand Dollars ($7,500,000), which shall be referred to herein as the “First Tranche” of the Fund 10 Commitment; and (b) Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000), which shall be referred to herein as the “Second Tranche” of the Fund 10 Commitment.
“Fund 11 Commitment” means Fund 11’s commitment to make Growth Capital Loans to Borrower up to the aggregate, original principal amount of Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000), subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement. The Fund 11 Commitment shall be divided into two (2) tranches in the following amounts: (a) Two Million Five Hundred

Thousand Dollars ($2,500,000), which shall be referred to herein as the “First Tranche” of the Fund 11 Commitment; and (b) One Million Two Hundred Fifty Thousand Dollars ($1,250,000), which shall be referred to herein as the “Second Tranche” of the Fund 11 Commitment.
“Growth Capital Loan” means any Loan requested by Borrower and funded by each Lender under its Commitment for general corporate purposes of the Loan Parties, unrestricted.
“Loan” or “Loans” mean, as the context may require, individually a Growth Capital Loan, and collectively, the Growth Capital Loans.
“Loan Parties” is defined in Section 3.1 of the Loan and Security Agreement.
“PIK Interest” is defined in Part 2, Section 1(d) hereof.
“PIK Interest Rate” is defined in Part 2, Section 1(d) hereof.
“Prime Rate” means the “prime rate” of interest, as published from time to time by The Wall Street Journal in the “Money Rates” section of its Western Edition newspaper (or at https://www.wsj.com/market-data/bonds/moneyrates).
“Termination Date” means is the earlier of: (i) the date each Lender may terminate making Growth Capital Loans or extending other credit pursuant to the rights of such Lender under Article 7 of the Loan and Security Agreement; and (ii)(A) with respect to the First Tranche of the Fund 10 Commitment and the First Tranche of the Fund 11 Commitment, September 30, 2024, provided that up to One Million Eight Hundred Seventy Five Thousand Dollars ($1,875,000) of the Fund 10 Commitment and up to Six Hundred Twenty Five Thousand Dollars ($625,000) of the Fund 11 Commitment shall be available on an extended basis until December 31, 2024, and (B) with respect to the Second Tranche of the Fund 10 Commitment and the Second Tranche of the Fund 11 Commitment, August 15, 2025.
“Threshold Amount” means Five Hundred Thousand Dollars ($500,000).
Part 2. - Additional Covenants and Conditions:
1.    Growth Capital Loan Facility.
(a)    Funding of Growth Capital Loans under the First Tranche; Additional Condition Precedent. In addition to the satisfaction of all of the other conditions precedent specified in Article 4 of the Loan and Security Agreement and this Supplement, each Lender’s obligation to fund the initial Growth Capital Loan under the First Tranche of such Lender’s Commitment is subject to Borrower having received a fully-executed payoff letter from Silicon Valley Bank (“Existing Lender”), in form and substance reasonably satisfactory to such Lender, together with evidence that Existing Lender has received the Pay-Off Amount (as such term is defined therein) (together, the “Additional Condition Precedent”). Subject to the satisfaction of the Additional Condition Precedent and the other applicable terms and conditions precedent specified in Article 4 of the Loan and Security Agreement and this Supplement, each Lender agrees to make Growth Capital Loans to Borrower under the First Tranche of such Lender’s Commitment from time to time from and after the Closing Date up to and including the applicable Termination Date in an aggregate, original principal amount up to, but not exceeding, the then-unfunded portion of the First Tranche of such Lender’s Commitment.
(b)    Funding of Growth Capital Loans under Second Tranche; Additional Conditions Precedent. In addition to the satisfaction of all of the other applicable conditions precedent specified in Section 4.2 of the Loan and Security Agreement and this Supplement, each Lender’s obligation to fund the Growth Capital Loan under the Second Tranche of such Lender’s Commitment is subject to: (i) receipt by such Lender of evidence satisfactory to it, as determined by such Lender in its reasonable judgment, that (A) the Loan Parties have achieved at least 90% of their Net Revenue Plan for the period commencing October 1, 2024 and ending June 30, 2025 (the “Second Tranche Condition Period”), which, for the avoidance of doubt, shall equal at least $48,600,000 , (B) the total cash burn of the Loan Parties during the Second Tranche Condition Period does not exceed 110% of the Loan

Parties’ forecasted total cash burn for the Second Tranche Condition Period, which for the avoidance of doubt, shall not exceed $600,000 and (C) Guarantor has received at least $6,000,000 of net proceeds from the financing Guarantor is contemplating will occur after the Closing Date and prior to the Borrowing Date of the Loans to be advanced under the Second Tranche of each Lender’s Commitment); and (ii) a satisfactory review by such Lender of the Loan Parties’ then-current, board-approved operating and financing plan (the “Second Tranche Additional Conditions Precedent”). Subject to the satisfaction of the Second Tranche Additional Conditions Precedent and the other applicable terms and conditions precedent specified in Section 4.2 of the Loan and Security Agreement and this Supplement, each Lender agrees to make a Growth Capital Loan to Borrower under the Second Tranche of such Lender’s Commitment from and after July 1, 2025 up to and including the applicable Termination Date in an original principal amount up to, but not exceeding, the Second Tranche of such Lender’s Commitment.
(c)    Minimum Funding Amount; Maximum Number of Borrowing Requests; Use of Proceeds. The Growth Capital Loans requested by Borrower to be made on a single Business Day shall be for a minimum aggregate, original principal amount of Two Hundred Fifty Thousand Dollars ($250,000) (to be allocated between Lenders, 75% to Fund 10 and 25% to Fund 11). Borrower shall not submit a Borrowing Request more frequently than once each month. Borrowing Requests for Growth Capital Loans shall be applied: (i) first, to the First Tranche of the Commitment until either (A) the First Tranche has been fully utilized or (B) the Termination Date of the First Tranche has occurred; and (ii) next, against the Second Tranche of the Commitment until either (A) the Second Tranche has been fully utilized or (B) the applicable Termination Date of the Second Tranche has occurred. The proceeds of each Growth Capital Loan shall be used for general corporate purposes of Borrower, unrestricted.
(d)    Repayment of Growth Capital Loans. Principal of, and interest on, each Growth Capital Loan shall be payable as set forth in a Note evidencing such Growth Capital Loan (substantially in the form attached hereto as Exhibit “A”), which Note shall provide substantially as follows: principal and interest at the Designated Rate shall be fully amortized over a period of twenty-seven (27) months in equal, monthly installments, commencing after an initial period of interest-only monthly payments at the Designated Rate ending on September 30, 2025. In particular:
On the Borrowing Date, Borrower will prepay interest at the Designated Rate calculated in advance, on the Loan amount, for the period from the Borrowing Date through the last day of the month in which the borrowing occurs.
On the first day of the month following the Borrowing Date, Borrower will not make a payment on the Loan.
Commencing the first day of the second month following the Borrowing Date, and continuing on the first day of each consecutive full month thereafter up to and including October 1, 2025, Borrower will pay interest-only, at the Designated Rate calculated in arrears, on the outstanding principal balance of the Loan.
Commencing on November 1, 2025, and continuing on the first day of each consecutive calendar month thereafter, Borrower shall pay to each Lender, principal, plus interest at the Designated Rate calculated in arrears, to fully amortize the Loan in twenty-seven (27) equal consecutive installments.
In addition to the interest at the Designated Rate, which is due and payable as described above, payment-in-kind interest (“PIK Interest”) will be added to the outstanding principal balance of each Loan at a per annum rate equal to 2.5% (the “PIK Interest Rate”), compounded monthly, and will be due and payable on the same date that the twenty-seventh amortization installment of principal and interest at the Designated Rate is due and payable.
2.    Prepayment. The Growth Capital Loans may be prepaid as provided in this Section 2 only.
(a)    At any Time. Borrower may prepay all, but not less than all, Growth Capital Loans in whole, but not in part, at any time by tendering to each Lender a cash payment in respect of such Lender’s Loans in an amount determined by such Lender equal to the sum of: (i) the accrued and unpaid interest on such Lender’s Loans as of the date of prepayment (i.e., unpaid Basic Interest at the Designated Rate and unpaid PIK Interest at the PIK Interest Rate); (ii) the outstanding principal balances of such Lender’s Loans as of the date of prepayment; and (iii) an amount equal to the total amount of all scheduled but unpaid payments of interest (including Basic Interest at the Designated Rate and PIK Interest at the PIK Interest Rate) that would have accrued and been payable from the date of prepayment through the latest repayment dates set forth in the payment schedules attached to the Notes evidencing such Lender’s Loans had they remained outstanding and been paid in accordance with the terms of such Notes.
(b)    If Guarantor’s Fully Diluted Market Capitalization is Greater than or Equal to $250,000,000 for 10 Consecutive Days. Notwithstanding anything to the contrary set forth in Section 2(a), Borrower may prepay all, but not less than all, Growth Capital Loans in whole, but not in part, at any time after Guarantor’s fully diluted market capitalization is greater than or equal to $250,000,000 for ten (10) consecutive Trading Days (hereinafter defined) by tendering to each Lender a cash payment in respect of such Lender’s Loans in an amount determined by such Lender equal to the sum of: (i) the accrued and unpaid interest on such Lender’s Loans as of the date of prepayment (i.e., unpaid Basic Interest at the Designated Rate and unpaid PIK Interest at the PIK Interest Rate); (ii) the outstanding principal balances of such Lender’s Loans as of the date of prepayment; (iii) an amount equal to the undiscounted, total amount of all PIK Interest that would have accrued and been payable from the date of prepayment through the latest repayment dates set forth in the payment schedules attached to the Notes evidencing such Lender’s Loans had they remained outstanding and been paid in accordance with the terms of the related Notes; (iv) an amount equal to the product of (A) 0.70 and (B) the undiscounted, total amount of all scheduled but unpaid payments of Basic Interest at the Designated Rate that would have accrued and been payable from the date of prepayment through the latest repayment dates set forth in the payment schedules attached to the Notes evidencing such Lender’s Loans had they remained outstanding and been paid in accordance with the terms of such Notes. Each Lender and Borrower acknowledge and agree that if Borrower opts to prepay such Lender’s Loans in accordance with this Section 2(b) then such prepayment shall be made no later than the date which is sixty (60) days after the date that Guarantor’s fully diluted market capitalization became greater than or equal to $250,000,000 for ten (10) consecutive Trading Days. “Trading Day” means any day on which the Principal Market (hereinafter defined) is open for trading (regular way), including any day on which it is open for trading (regular way) for a period of time less than the customary time. “Principal Market” means the principal national securities exchange on which Guarantor’s Class A Common Stock is then listed or traded.
3.    Reserved.
4.    Commitment Fee. As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, each Lender shall have completed to its satisfaction its due diligence review of the Loan Parties’ business and financial condition and prospects and its Commitment shall have been approved. If this condition is not satisfied, the $50,000 commitment fee (the “Commitment Fee”) previously paid by the Loan Parties shall be refunded. Fund 10 agrees that on the Borrowing Date of the initial Loan advanced under the Fund 10 Commitment, Fund 10 shall credit against the payments that are due in respect of such Loan on such date an amount equal to $37,500. Fund 11 agrees that on the Borrowing Date of the initial Loan advanced under the Fund 11 Commitment, Fund 11 shall credit against the payments that are due in respect of such Loan on such date an amount equal to $12,500. Except as set forth in this Section 4, the Commitment Fee is not refundable.
5.    Documentation Fee Payment. On the Closing Date, Borrower shall make a payment to (a) Fund 10 in an amount equal to $37,500 and (b) Fund 11 in an amount equal to $12,500 (i.e., $50,000 in the aggregate (each, a “Documentation Fee” and together, the “Documentation Fees”)), which payments shall be deemed to fully reimburse each Lender pursuant to Section 9.8(a) of the Loan and Security Agreement for (i) its attorneys’ fees, costs and expenses incurred in connection with the preparation and negotiation of the Loan Documents and (ii) such Lender’s costs and filing fees related to perfection of its Liens in the Collateral in any jurisdiction in which the same is located, recording a copy of the Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and confirming the priority of such Liens. Borrower and each Lender acknowledge and agree that such Lender’s Documentation Fee will be debited on the Closing Date from the Primary Operating Account through an ACH transfer initiated by such Lender. In addition, if such Lender’s Documentation Fee is not paid to such Lender in accordance with the terms of the preceding sentence then such Lender shall have the right to debit the Documentation Fee at any time from the Primary Operating Account through an ACH transfer.

6.    Borrower’s Account and Wire Transfer Instructions:

Institution Name:	Silicon Valley Bank
Address:	3003 Tasman Drive Santa Clara, CA 95054
ABA No. for incoming wire transfers:
ABA No. for outbound ACH transfers:
Bank Contact Name:
Bank Contact Phone No.:
Bank Contact E-mail:
Account Title:
Account No.:
7.    Debits to Account for ACH Transfers. For purposes of Section 2.2 and 5.10 of the Loan and Security Agreement, the Primary Operating Account shall be the bank account set forth in Section 6 above, unless and until such account is changed in accordance with Section 5.10 of the Loan and Security Agreement. Borrower hereby agrees that each Growth Capital Loan will be advanced to the account specified above and regularly scheduled payments of principal and interest, as well as the Documentation Fees, will be automatically debited from the same account. Each Lender may rely on account information provided by Borrower in a wire transfer or other request without investigation and Borrower bears the entire risk of wire or other transfers to the wrong account because of incorrect account information provided by Borrower.
Part 3. - Additional Representations:
Borrower and Guarantor each represent and warrant, jointly and severally, that as of the Closing Date and each Borrowing Date:
a)Its chief executive office is located at:
(i)Owlet Baby Care, Inc.: 3300 N Ashton Blvd, Ste 300, Lehi, UT 84043
(ii)Owlet, Inc.: 3300 N Ashton Blvd, Ste 300, Lehi, UT 84043
b)Its Equipment is located at:
(i)Owlet Baby Care, Inc.: 3300 N Ashton Blvd, Ste 300, Lehi, UT 84043
(ii)Owlet, Inc.: 3300 N Ashton Blvd, Ste 300, Lehi, UT 84043
c)Its Inventory is located at:
(i)Owlet Baby Care, Inc.: 5215 Lamar Ave, Memphis, TN 38118
(ii)Owlet, Inc.: not applicable
d)Its Records are located at:
(iii)Owlet Baby Care, Inc.: 3300 N Ashton Blvd, Ste 300, Lehi, UT 84043
(iv)Owlet, Inc.: 3300 N Ashton Blvd, Ste 300, Lehi, UT 84043
e)In addition to its chief executive office, it maintains offices or operates its business at the following locations:
(i)Owlet Baby Care, Inc.: 5215 Lamar Ave, Memphis, TN 38118
(ii)Owlet, Inc.: 5215 Lamar Ave, Memphis, TN 38118

f)Other than its full corporate name, it has conducted business using the following trade names or fictitious business names:
(i)Owlet Baby Care, Inc.: None
(ii)Owlet, Inc.: Sandbridge Acquisition Corporation
g)Its Delaware corporation identification is:
(i)Owlet Baby Care, Inc.:
(ii)Owlet, Inc.:
h)Its U.S. federal tax identification number is:
(i)Owlet Baby Care, Inc.:
(ii)Owlet, Inc.:
i)Including the Primary Operating Account, Borrower and Guarantor maintain the following Deposit Accounts and investment/securities accounts:
(i)Owlet Baby Care, Inc.:

Institution Name:	Silicon Valley Bank
Address:	3003 Tasman Drive Santa Clara, CA 95054
ABA No.:
Bank Contact Name:
Bank Contact Phone No.:
Bank Contact E-mail:
Account Title:
Account No.:

Institution Name:	Silicon Valley Bank
Address:	3003 Tasman Drive Santa Clara, CA 95054
ABA No.:
Bank Contact Name:
Bank Contact Phone No.:
Bank Contact E-mail:
Account Title:
Account No.:

Institution Name:	Silicon Valley Bank
Address:	3003 Tasman Drive Santa Clara, CA 95054
ABA No.:
Bank Contact Name:
Bank Contact Phone No.:
Bank Contact E-mail:
Account Title:
Account No.:

Institution Name:	Citibank
Address:	One Market Plaza, 41st Floor, San Francisco, CA 94105
ABA No.:
Bank Contact Name:
Bank Contact Phone No.:
Bank Contact E-mail:
Account Title:
Account No.:

Institution Name:	Citibank
Address:	One Market Plaza, 41st Floor, San Francisco, CA 94105
ABA No.:
Bank Contact Name:
Bank Contact Phone No.:
Bank Contact E-mail:
Account Title:
Account No.:
(ii)Owlet, Inc.:

Institution Name:	Citibank
Address:	One Market Plaza, 41st Floor, San Francisco, CA 94105
ABA No.:
Bank Contact Name:
Bank Contact Phone No.:
Bank Contact E-mail:
Account Title:
Account No.:
Part 4. - Additional Loan Documents:

Form of Promissory Note	Exhibit “A”
Form of Borrowing Request	Exhibit “B”
Form of Compliance Certificate	Exhibit “C”
[Remainder of this page intentionally left blank; signature pages follow]

[Signature Page to Supplement]
IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

BORROWER:

OWLET BABY CARE, INC.

	By:	/s/ Kurt Workman
	Name:	Kurt Workman
	Title:	Chief Executive Officer

Address for Notices:	3300 N Ashton Blvd., Ste 300
Lehi, UT 84043

Attn: Chief Financial Officer, Chief Legal Officer
Email:

GUARANTOR:

OWLET, INC.

	By:	/s/ Kurt Workman
	Name:	Kurt Workman
	Title:	Chief Executive Officer

Address for Notices:	3300 N Ashton Blvd., Ste 300
Lehi, UT 84043

Attn: Chief Financial Officer, Chief Legal Officer
Email:

[Signature Page to Supplement]

LENDER:

WTI FUND X, INC.

By:	/s/ Maurice Werdegar
Name:	Maurice Werdegar
Title:	Chairman of the Board

Address for Notices:	104 La Mesa Drive, Suite 102
Portola Valley, California 94028
Attn: Chief Financial Officer
Fax #
Phone #

LENDER:

WTI FUND X, INC.

By:	/s/ Maurice Werdegar
Name:	Maurice Werdegar
Title:	Chairman of the Board

Address for Notices:	104 La Mesa Drive, Suite 102
Portola Valley, California 94028
Attn: Chief Financial Officer
Fax #
Phone #

EXHIBIT “A”
FORM OF PROMISSORY NOTE
[Note No. X-XXX]
$____________________                                                                                             ____________________, 20___
Portola Valley, California
The undersigned (“Borrower”) promises to pay to [WTI FUND X, INC.] [WTI FUND XI, INC.]1, a Maryland corporation (“Lender”), at such place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of ______________________________ Dollars ($__________), with interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a fixed rate per annum equal to [the Prime Rate as published on the Business Day on which Lender prepares this Note plus 3.50%, but in no event less than 12.00%] (the “Designated Rate”), according to the payment schedule attached hereto (the “Payment Schedule”), except as otherwise provided herein. In addition to the interest at the Designated Rate, which is due and payable as set forth in the Payment Schedule, PIK Interest will be added to the outstanding principal balance of the Loan evidenced by this Note at a per annum rate equal to 2.5%, compounded monthly, and will be due and payable as set forth in the Payment Schedule.
This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement dated as of September 11, 2024, among Borrower, Guarantor and Lender (as may be amended, restated, amended and restated, supplemented, or modified from time to time, the “Loan Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.
Principal of and interest on this Note shall be payable as set forth in the Payment Schedule.
This Note may be prepaid only as permitted under Section 2 of Part 2 of the Supplement to the Loan Agreement. Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate. Borrower shall pay such interest on demand. Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.
If Borrower is late in making any payment under this Note by more than five (5) Business Days, Borrower agrees to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.
[Remainder of this page intentionally left blank; signature page follows]
1Separate Promissory Notes will be issued to each of WTI Fund X, Inc. and WTI Fund XI, Inc. (Lenders will prepare the Promissory Notes after the Borrowing Date of the Loans has been determined).

This Note shall be governed by, and construed in accordance with, the laws of the State of California, excluding those laws that direct the application of the laws of another jurisdiction.

OWLET BABY CARE, INC.

By:
Name:
Title:

EXHIBIT “B”
FORM OF BORROWING REQUEST
[date], 202__
[WTI Fund X, Inc.] [WTI Fund XI, Inc.]2
104 La Mesa Dr., Suite 102
Portola Valley, CA 94028
Re:    Owlet
Ladies and Gentlemen:
Reference is made to the Loan and Security Agreement, dated as of September 11, 2024 (as supplemented, amended and modified from time to time, the “Loan Agreement”, the capitalized terms used herein as defined therein), among WTI Fund X, Inc. (“Fund 10”), WTI Fund XI, Inc. (“Fund 11”) (each of Fund 10 and Fund 11 a “Lender”), Owlet Baby Care, Inc. (“Borrower”) and Owlet, Inc. (“Guarantor” and together with Borrower, the “Loan Parties”).
The undersigned is the _____________________ of Borrower and hereby requests on behalf of Borrower a Growth Capital Loan under the Loan Agreement, and in that connection certifies as follows:
1.    The amount of the proposed Growth Capital Loan is ___________________________ and __/100 Dollars ($______________). The Borrowing Date of the proposed Loan is ___________.
2.    As of this date, no Default or Event of Default has occurred and is continuing, or will result from the making of the proposed Loan, the representations and warranties of the Loan Parties contained in Article 3 of the Loan Agreement and Part 3 of the Supplement are true and correct in all material respects other than those representations and warranties expressly referring to a specific date which are true and correct in all material respects as of such date, and the conditions precedent described in Sections 4.1 and/or 4.2 of the Loan Agreement and Part 2 of the Supplement, as applicable, have been met.
3.    No event that has had or could reasonably be expected to have a Material Adverse Change has occurred.
4.    The Loan Parties’ most recent financial statements, financial projections or business plan dated ________________________________, are enclosed herewith if not previously delivered to Lender.
[Remainder of this page intentionally left blank; signature page follows]
2 Separate Borrowing Requests will be delivered to each of WTI Fund X, Inc. and WTI Fund XI, Inc. (Lenders will prepare Borrowing Requests)

Borrower shall notify you promptly before the funding of the Loan if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date.

Very truly yours,

OWLET BABY CARE, INC.

By:
Name:
Title:*
_________________________________
* Must be executed by Borrower’s Chief Financial Officer or other executive officer.

EXHIBIT “C”
FORM OF COMPLIANCE CERTIFICATE